Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of [______ ___], 2014, is made by and among Cortex Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and each of the purchasers (individually, a “Purchaser” and collectively the “Purchasers”), as set forth on the execution pages hereof (each, an “Execution Page” and collectively, the “Execution Pages”). This document may be executed in multiple counterparts with multiple Execution Pages. Collectively and individually, these multiple counterparts shall be considered part of one original document.

BACKGROUND

A.                The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

B.                 Upon the terms and conditions stated in this Agreement, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase shares of the Company’s Series G 1.5% Convertible Preferred Stock, par value $0.001 per share (the “Series G Preferred Stock”), which Series G Preferred Stock shall have the rights, preferences and privileges as set forth in the form of Certificate of Designation, Preferences and Rights attached hereto as Exhibit A (the “Certificate of Designation”), and which shares of Series G Preferred Stock (with a stated value of $1,000 per share) shall initially be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at the initial conversion rate of $0.0033 per share of Common Stock (the “Offering”). For avoidance of doubt, the number of shares of Common Stock to be issued upon conversion shall be (i) the amount of stated value of the shares of Series G Preferred Stock to be converted (ii) divided by the conversion rate. The shares of Common Stock issuable upon conversion or redemption or otherwise pursuant to the Series G Preferred Stock are referred to herein as the “Conversion Shares.” The Series G Preferred Stock and the Conversion Shares are collectively referenced herein as the “Securities” and each of them may individually be referred to herein as a “Security.”

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers, intending to be legally bound, hereby agree as follows:

1.                  PURCHASE AND SALE OF SECURITIES.

(a)                Purchase and Sale of Securities. Subject to the terms and conditions hereof, at the Closing (as defined in Section 1(c) below), the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company, such number of shares of Series G Preferred Stock as is set forth on such Purchaser’s Execution Page, for a purchase price (as to each Purchaser, the “Purchase Price”) per share equal to One Thousand Dollars ($1,000). The Closing is subject to the Company’s receipt of subscriptions for the Securities aggregating at least $750,000 (the “Minimum”); provided that, of the Minimum, not more than $350,000 in the aggregate may be provided by: (i) current officers and directors of the Company (or their affiliates), and (ii) any stockholder that individually (together with its affiliates) holds beneficially and/or of record 10% or more of the outstanding capital stock of the Company. Certain affiliates of the Company may lend up to $150,000 on a secured basis to the Company prior to the first Closing, which loans shall be converted at Closing into Series G Preferred Stock, and the amounts contributed pursuant to such converted loans may be utilized in whole or part to satisfy the minimum amount.

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(b)               Voting Agreement. Each Purchaser hereby agrees that, as a condition to Closing, such Purchaser shall execute and deliver the form of Written Consent of Stockholders attached hereto as Exhibit B, which Written Consent of Stockholders is necessary in order to effectuate the amendment to the Company’s Certificate of Incorporation (“Charter Amendment”) substantially in the form attached hereto as Exhibit C, which Charter Amendment will increase the number of authorized shares of Common Stock that the Company may issue from 205,000,000 shares of Common Stock to 1,400,000,000 shares of Common Stock. The Written Consent of Stockholders shall also authorize the Cortex Pharmaceuticals, Inc. 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan covering the issuance of restricted shares or options for up to 105,633,002 shares of Common Stock or options therefore.

(c)                The Closing. The initial and subsequent closings of the transactions contemplated hereby (each, a “Closing”) shall take place at the offices of Drinker Biddle & Reath LLP at One Logan Square, 18th & Cherry Streets, Philadelphia, Pennsylvania 19103 at 10:00 a.m., Philadelphia, Pennsylvania time, on the date upon which the minimum of $750,000 has been raised as provided for in Section 1(a) above or after such date, from time-to-time, or such other times or places as the Company and the Purchasers may mutually agree (each, a “Closing Date”).

2.                  RISK FACTORS.

AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD ONLY BE CONSIDERED BY THOSE PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AND THE OTHER INFORMATION SET FORTH IN THIS AGREEMENT (AND THE EXHIBITS HERETO), IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES. THE FOLLOWING RISK FACTORS ARE SUMMARIES AND ARE NOT INTENDED TO BE EXHAUSTIVE OR TO SET FORTH ALL POSSIBLE RISKS AND UNCERTAINTIES INVOLVED. THE ORDER IN WHICH THE RISK FACTORS APPEAR IS NOT INTENDED AS AN INDICATION OF THE RELATIVE WEIGHT OR IMPORTANCE THEREOF. EACH PROSPECTIVE INVESTOR IS STRONGLY ENCOURAGED TO CONSULT WITH PROFESSIONAL FINANCIAL ADVISORS, ACCOUNTANTS AND/OR LAWYERS IN DECIDING WHETHER TO INVEST IN THE SECURITIES. THERE MAY BE ADDITIONAL RISKS OF WHICH WE ARE NOT PRESENTLY AWARE OR WHICH WE CURRENTLY VIEW AS NOT SIGNIFICANT OR MATERIAL, WHICH MAY IN THE FUTURE BECOME SIGNIFICANT OR MATERIAL.

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WHEN WORDS SUCH AS “WE” AND “OUR” AND/OR WORDS OF SIMILAR IMPORT ARE USED IN THE RISK FACTORS SUCH WORDS REFER TO THE COMPANY.

(a) Risks Related to Us and Our Business.

The Company in currently not current in it public reporting requirements with the SEC.

•	The Company has not filed its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012. The Company has not filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which would include its audited financial statements as of and for the year ended December 31, 2012. The Company has not filed its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013. Although the Company has begun the process to bring its financial filings current, such filings are not expected to be current until April 2014. Any financial information presented herein for such periods is necessarily estimated and is not audited. There is very limited current financial information available about the Company and the currently available information may not be accurate. There can be no assurances as to when the Company may become current in its SEC filing requirements, if ever. In a letter dated November 7, 2013 from the SEC, the SEC informed the Company that it believed that the Company was not current in its required filings and that if not current, the Company should file the required reports within fifteen (15) days of the date of the letter. The SEC warned that the Company may be the subject of an administrative proceeding to revoke its registration under the Securities Exchange Act of 1934. Furthermore, trading in the Company’s stock may be suspended until the Company is current in its filings, or longer. The Company has been in contact with the SEC and has presented its intended schedule to bring its filings current. The Company intends to meet these milestones; however, there can be no assurances regarding what, if any, actions the SEC will choose to take and when it may take them.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

•	In its audit opinion issued in connection with our balance sheets as of December 31, 2011 and 2010 and our statements of operations, stockholder’s equity and comprehensive income (loss), and cash flows for the years ended December 31, 2011 and 2010, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern given our limited working capital, recurring net losses and negative cash flows from operations. There has not been a subsequent audit of the Company since those audit opinions were issued. The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts of liabilities that might be necessary should we be unable to continue in existence. While we have relied principally in the past on external financing to provide liquidity and capital resources for our operations, we can provide no assurances that cash generated from our operations together with cash received in the future from external financing (including this Offering) will be sufficient to enable us to continue as a going concern.

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We have a history of net losses; we expect to continue to incur net losses and we may never achieve or maintain profitability.

•	Since our formation on February 10, 1987 through the end of our most recent reported fiscal year ended December 31, 2011, we have generated only modest operating revenues and we have incurred net losses of $120,769,087 (audited). Since formation through June 30, 2012, our accumulated deficit, which reflects our accumulated net losses, was $122,697,864 (unaudited). For the fiscal year ended December 31, 2011, our net loss was $2,254,847 (audited). For the six months ended June 30, 2012, our net loss was $1,928,777 (unaudited). We have not generated any revenue from product sales to date, and it is possible that we will never generate revenues from product sales in the future. Even if we do achieve significant revenues from product sales, we expect to incur significant operating losses over the next several years. As with other companies in the biotechnology industry, it is possible that we will never achieve profitable operations.

We will need additional capital in the future and, if such capital is not available on terms acceptable to us or available to us at all, we may need to scale back our research and development efforts and may be unable to continue our business operations.

•	The Company does not expect to be able to pay its liabilities and fund its business activities going forward without raising additional capital. As a result of the Company’s current financial situation, the Company believes that is has very limited access to external sources of debt and equity financing. Accordingly, there can be no assurances that the Company will be able to secure the additional financing required to fund its operating and debt service requirements. If the Company is unable to access sufficient cash resources, the Company may be forced to discontinue its operations entirely and liquidate.

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•	The Company is currently, and has been for some time, under significant financial distress. It has limited cash resources and current assets, and has no ongoing source of revenue. Since late 2012, the Company’s business activities have been reduced to minimal levels, and the prior management of the Company, which was removed on March 22, 2013, had retained bankruptcy counsel to assist it in considering whether to file for Chapter 7 liquidation. New management, appointed during March and April 2013, is currently in the process of evaluating the status of numerous aspects of the Company’s existing business and obligations (which in some cases involves the renegotiation of certain matters), including, without limitation, accounts payable and accrued expenses, debt obligations, financial requirements, intellectual property, licensing agreements, legal and patent matters and regulatory compliance. The Company’s ability to conduct and finance its operations is dependent upon the success of efforts by new management, which success cannot be assured. Our Chief Executive Office, Arnold S. Lippa, devotes his full time professional efforts to the Company. Other directors and officers of the Company have business commitments and obligations other than with the Company and therefore do not currently devote their full time efforts to the Company; however, these directors and officers intend to devote as much support as is needed.

•	We will require substantial additional funds to continue our operations and to advance our research and development programs, particularly if we decide to independently conduct later-stage clinical testing and apply for regulatory approval of any of our proposed products. Additionally, we may require additional funds in the event that we decide to pursue strategic acquisitions of or licenses for other products or businesses. Based on our current operating plans, we estimate that our existing cash resources will be sufficient to meet our working capital requirements through approximately May 31, 2014, assuming that we fund the minimum amount of the Offering, and through approximately November 30, 2014, assuming that we fund the maximum amount of the Offering. We believe that we will require additional capital in 2014 to fund on-going operations in addition to the funds from the current offering. Additional funds may result from agreements with larger pharmaceutical or biopharmaceutical companies that include the license or rights to the technologies and products that we are currently developing, although there is no assurance that we will secure such a transaction in a timely manner, or on terms acceptable to us or at all. As of July 31, 2013, warrants to purchase up to 4,000,000 shares of our Common Stock were outstanding, exercisable at $0.056 per share. As of February 17, 2014, there were 10,538,647 options outstanding, with exercise prices ranging from $0.06 to $2.95 per share. On August 10, 2012, an additional 5,166,668 options exercisable at $0.06 and expiring in ten years were issued as severance options to two executives; these options were fully vested upon issuance. In addition, the Company expects to issue an additional 4,300,000 options to four former executives as part of a settlement of monetary claims by such executives totaling approximately $1.3 million, exercisable at the closing stock price of the Company’s Common Stock the day before the closing and exercisable for five years or ten years. In addition, approximately $140,000 will be paid to such former executives from the net proceeds of this Offering and the former executives and the Company are releasing one another. The Company may issue additional warrants and options in the future and may do so as a means to settle certain liabilities. There can be no assurance that such warrants and options will ever be exercised, and as such may not provide any additional funds to the Company. The Company intends to issue restricted stock to certain officers, directors, consultants and advisors in exchange for services rendered or to be rendered, but the Company will not be receiving any additional funds upon such issuance.

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•	Our cash requirements in the future may differ significantly from our current estimates, depending on a number of factors, including, but not limited to:

1. the results of our clinical trials;

2. the time and costs involved in obtaining regulatory approvals;

3. the ability to obtain funding under contractual and licensing agreements;

4. the costs involved in obtaining and enforcing patents or any litigation by third parties regarding intellectual property;

5. our success in entering into collaborative relationships with other parties; and

6. the time and costs involved in bringing the Company’s filings current with the Securities and Exchange Commission.

•	To finance our future activities, we may seek funds through additional rounds of financing, including private or public equity or debt offerings and collaborative arrangements with corporate partners. We cannot say with any certainty that we will be able to obtain the additional needed funds on reasonable terms, or at all. The sale of additional equity or convertible debt securities could result in additional dilution to our stockholders. If we issued additional preferred equity or debt securities, these securities could have rights superior to holders of our Common Stock and the Series G Preferred Stock, and such instruments entered into in connection with the issuance of securities could contain covenants that will restrict our operations. We might have to obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to our technologies, product candidates or products that we otherwise would not relinquish. In addition, we may be unable to meet our research spending obligations under our existing licensing agreements and may be unable to continue our business operations.

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Our products rely on licenses from research institutions and if we lose access to these technologies or the related patent applications, our business would be substantially impaired.

•	Our rights to certain of the early AMPAKINE compounds were the subject of license agreements involving patents or patent applications owned wholly by The Regents of the University of California or by the University as a co-owner with us. The agreements with The Regents of the University of California have been cancelled. The Company believes that the related patents would have expired before any commercialization opportunity. The Company does not believe this license agreement is material or necessary for its current drug development plans. However, the Company may not necessarily be correct in its belief. The license fees owed by the Company under the agreement were not paid and the license was terminated on April 15, 2013. The Company is currently in discussions with the University of California regarding the amount of the fees owed by the Company under the license agreement and a possible settlement of that amount. There can be no assurances that a settlement in an amount less than the total amount owed will be reached. If the total amount owed must be paid, it would have an adverse impact on the Company.

•	Under a patent license agreement with The Governors of the University of Alberta, we acquired exclusive rights to the use of AMPAKINE compounds to prevent and treat respiratory depression induced by opiate analgesics, barbiturates and anesthetic and sedative agents. In connection with our transaction with Biovail, we assigned our rights under our patent license agreement with the University of Alberta to Biovail. However, we retained our ability to continue to pursue AMPAKINE compounds as a potential treatment for sleep apnea disorders. As part of our agreement to reacquire our assets from Biovail in March 2011, the rights assigned to Biovail under our patent license agreement with the University of Alberta were returned to us. However, BioVail retains certain economic rights to the intravenous use of some of the compounds that were the subject of the BioVail agreement. Unless the terms can be renegotiated, of which there can be no assurance, these rights may have an adverse impact on the economics of developing intravenous formulations with respect to the compounds.

•	On March 22, 2013, the Company received a letter from the University of Illinois indicating that the license agreement entered into on October 10, 2007 between the University of Illinois and Pier Pharmaceuticals, Inc., a wholly-owned subsidiary of the Company (as amended, the “License Agreement”), had been terminated on March 21, 2013. Pier Pharmaceuticals Inc., known as SteadySleep RX Co. at the time the License Agreement was entered into, was acquired by the Company in a merger effective August 10, 2012. On February 19, 2013, the University of Illinois had notified the Company of a default under the License Agreement due to non-payment of a $75,000 milestone fee due December 31, 2012. Under the terms of the License Agreement, the Company had 30 days to cure the default, which it did not do. On the same date as the receipt of the termination letter, newly appointed officers of the Company initiated discussions with the University of Illinois regarding the possibility of extending the cure period or otherwise amending the License Agreement. On April 1, 2013, after considering the Company’s proposals, the University of Illinois informed the Company that, while it believed the License Agreement was terminated, it remained open to negotiating a new license agreement. Accordingly, the Company and the University of Illinois currently are in discussions regarding the terms of a new license. There can be no assurances that a new license will be agreed upon. Regardless of whether such new license agreement is reached, due to its rights of inventorship and independent of the License Agreement, the Company remains free to practice additional patents and patent applications describing a dosage range for the use of dronabinol in the treatment of sleep apnea, as well as for various formulations of dronabinol. There can be no assurances that the University of Illinois will not pursue other license partners given their rights of inventorship claim in respect to the same patent. If the University of Illinois were to enter into a new license with a different party or develop the intellectual property on its own, the Company would face direct competition, which could be materially adverse to the Company.

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We are subject to certain payment obligations under our license agreements, some of which we are in the process of renegotiating or settling; failure to successfully negotiate these amounts may adversely affect our business.

•	As described above, we are in negotiations regarding several of our licenses including with respect to the terms of certain licenses going forward and fees owed under certain existing licenses. If we cannot resolve these negotiations on terms favorable to us, of which there can be no assurance, the resulting financial burden may adversely affect our business and may cause us to seek additional capital, which may not be available on terms acceptable to us, or at all.

We are at an early stage of development and we may not be able to successfully develop and commercialize our products and technologies.

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•	The development of our products is subject to the risks of failure commonly experienced in the development of products based upon innovative technologies and the expense and difficulty of obtaining approvals from regulatory agencies. Drug discovery and development is time consuming, expensive and unpredictable. On average, only one out of many thousands of chemical compounds discovered by researchers proves to be both medically effective and safe enough to become an approved medicine. In the fields that we target, approximately one in ten compounds placed in clinical trials generally reaches the market. All of our proposed products are in the preclinical or early clinical stage of development and will require significant additional funding for research, development and clinical testing before we are able to submit them to any of the regulatory agencies for clearances for commercial use. If we are successful in negotiating a new license with the University of Illinois, we would have the rights to the data from a clinical trial that is being funded by third parties and do not involve financial commitments from us. Since we are not in control of such study, there is no assurance that it would be conducted in the same manner we would have conducted it had we provided the funding.

•	The process from discovery to development to regulatory approval can take several years and drug candidates can fail at any stage of the process. Late stage clinical trials often fail to replicate results achieved in earlier studies. Even if we do successfully complete such trials, we may not be able to market successfully any of the products or be able to obtain the necessary regulatory approvals or assure that healthcare providers and payors will accept our products. We also face the risk that any or all of our products will not work as intended or that they will be unsafe, or that, even if they do work and are safe, that our products will be uneconomical to manufacture and market on a large scale. Due to the extended testing and regulatory review process required before we can obtain marketing clearance, we do not expect to be able to commercialize any therapeutic drug for several years, either directly or through potential corporate partners or licensees.

We may not be able to enter into the strategic alliances necessary to fully develop and commercialize our products and technologies, and we will be dependent on our corporate partners if we do.

•	We intend to seek partners to assist in the development of our compounds. These agreements would potentially provide us with additional funds in exchange for exclusive or non-exclusive license or other rights to the technologies and products that we are currently developing. Competition between biopharmaceutical companies for these types of arrangements is intense. We cannot give any assurance that any future efforts on our part will result in an agreement or agreements in a timely manner, or at all. Additionally, we cannot assure you that any resulting agreement will generate sufficient revenues to offset our operating expenses and the costs of any required longer-term funding.

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We may be unable to obtain additional capital or access to debt markets if needed to grow our business, which would adversely impact our business. If we raise additional financing, you may suffer significant dilution.

•	In the event of a maximum funding of $1,500,000, although we expect that this Offering will be sufficient to satisfy our operating requirements through approximately November 30, 2014, we expect that we will need to seek additional third-party investment in order to provide the working capital to finance existing operations and our growth plans. We cannot be certain that financing from third parties will be available on acceptable terms to us or at all. Our future capital requirements will depend upon several factors. If our capital requirements vary materially from those currently planned, we may require additional financing sooner than anticipated. If we cannot raise funds on acceptable terms, we may not be able to develop our products, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements, any of which could have a material adverse effect on our ability to grow our business. Further, if we issue additional equity securities or securities convertible into equity securities, holders of company equity, at that time, will experience dilution of their ownership percentages, and the new equity securities or convertible securities may have rights, preferences or privileges senior to our existing outstanding equity securities, including the Securities. Finally, if we are unsuccessful in bringing our SEC filings current and in subsequently maintaining them, that could have a material adverse effect on our ability to raise additional capital.

We are not in compliance with a Note held by one of our significant investors.

•	We are not in compliance with the terms of a secured promissory note (“Note”) dated June 25, 2012 in the amount of 465,000,000 KRW (approximately $437,000 as of November 21, 2013) issued to Samyang Optics Co. Ltd (“Samyang”), bearing interest at 12% per year. Principal and interest was due on June 25, 2013.

The related security agreement identifies the following patent applications as the collateral: (i) PCT/US07/26415; WO 2008/085505, (ii) PCT/US08/10877; WO 2009/038752, (iii) PCT/US08/009508; WO 009/023126, (iv) PCT/US2010/00255; WO 2010/087981 and (v) PCT/US2010/00254; WO 2010/087980. We do not believe filings under the Uniform Commercial Code (UCC) have been made in respect to such collateral.

We have commenced discussions with Samyang in respect to this Note and the License discussed in the following risk factor; however there can be no assurances that such discussions will be productive or that any requirement to pay amounts due under the note would not have adverse effects on our continued operation.

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The counter party to one of the Licenses we hold is not in compliance with the terms of that License Agreement.

•	Samyang Optics Co. Ltd. is not in compliance with the terms of a license agreement (“License”) with us entered into on January 11, 2012 and amended on June 25, 2012, concurrently with the Note described above. The License defines the field to include neurodegenerative disorders including but not limited to Alzheimer’s Disease, Parkinson’s Disease, Multiple Sclerosis and Amyotrophic Lateral Sclerosis, as well as sleep apnea and respiratory depression. The licensed compound and related product relate to CX1739. There is a right to exclusively negotiate a license for CX1846. The License calls for a milestone payment by Samyang to us of $1,000,000 on the earlier of the dosing of a first patient in a Phase III clinical trial or December 31, 2015. The License calls for royalty payments ranging from 6% to 8%. The territory is initially, the Republic of Korea, but under certain circumstances, within the first year of the License, could have been expanded to include certain other Asian countries. Those conditions were not met and the territory has not been expanded. The License requires, among other things, that Samyang provide a development plan and annual reports, neither of which have been provided to us.

(b) Risks Related to Our Industry

If we fail to secure adequate intellectual property protection, it could significantly harm our financial results and ability to compete.

•	Our success will depend, in part, on our ability to obtain and maintain patent protection for our products and processes in the U.S. and elsewhere. We have filed and intend to continue to file patent applications as we need them. However, additional patents that may issue from any of these applications may not be sufficiently broad to protect our technology. Also, any patents issued to us or licensed by us may be designed around or challenged by others, and if such challenge is successful, it may diminish our rights.

•	If we are unable to obtain and maintain sufficient protection of our proprietary rights in our products or processes prior to or after obtaining regulatory clearances, our competitors may be able to obtain regulatory clearance and market competing products by demonstrating the equivalency of their products to our products. If they are successful at demonstrating the equivalency among the products, our competitors would not have to conduct the same lengthy clinical tests that we have conducted.

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•	We also rely on trade secrets and confidential information that we try to protect by entering into confidentiality agreements with other parties. Those confidentiality agreements may be breached, and our remedies may be insufficient to protect the confidential information. Further, our competitors may independently learn our trade secrets or develop similar or superior technologies. To the extent that our consultants, key employees or others apply technological information independently developed by them or by others to our projects, disputes may arise regarding the proprietary rights to such information. We cannot assure you that such disputes will be resolved in our favor.

We may be subject to potential product liability claims. One or more successful claims brought against us could materially impact our business and financial condition.

•	The clinical testing, manufacturing and marketing of our products may expose us to product liability claims. Upon the initiation of clinical testing, we plan to obtain liability insurance with customary coverage limits. We have never been subject to a product liability claim, and we require each patient in our clinical trials to sign an informed consent agreement that describes the risks related to the trials, but we cannot assure you that the coverage limits of our insurance policies will be adequate or that one or more successful claims brought against us would not have a material adverse effect on our business, financial condition and result of operations. Further, if one of our compounds is approved by the FDA for marketing, we cannot assure you that adequate product liability insurance will be available, or if available, that it will be available at a reasonable cost. Any adverse outcome resulting from a product liability claim could have a material adverse effect on our business, financial condition and results of operations.

We face intense competition that could result in products that are superior to the products that we are developing.

•	Our business is characterized by intensive research efforts. Our competitors include many companies, research institutes and universities that are working in a number of pharmaceutical or biotechnology disciplines to develop therapeutic products similar to those we are currently investigating. Accordingly, it is possible that our competitors may succeed in developing products that are safer or more effective than those that we are developing and may obtain FDA approvals for their products faster than we can. We expect that competition in this field will continue to intensify.

We operate as a virtual company and may be unable to recruit and retain our senior management and other key technical personnel on whom we are dependent.

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•	We are highly dependent upon senior management and key technical personnel and currently do not carry any insurance policies on such persons. In particular, we are highly dependent on our President and Chief Executive Officer, Arnold S. Lippa, Ph.D., our Chief Financial Officer, Robert N. Weingarten, and our Vice-President, Jeff E. Margolis. We are unable to pay them cash compensation for their services; they currently have agreed to accept equity compensation in lieu of cash compensation for a limited period of time, in amounts that have not yet been determined by the Company’s Board. Competition for qualified employees among pharmaceutical and biotechnology companies is intense. None of our officers are subject to employment agreements with the Company. The loss of any of our senior management, or our inability to attract, retain and motivate the additional highly-skilled employees and consultants that our business requires, could substantially hurt our business and prospects. Our Chief Executive Office, Arnold S. Lippa, devotes his full time professional efforts to the Company. Other directors and officers of the Company have business commitments and obligations other than with the Company and therefore do not currently devote their full time efforts to the Company; however, these directors and officers intend to devote as much support as is needed.

The regulatory approval process is expensive, time consuming, uncertain and may prevent us from obtaining required approvals for the commercialization of some of our products.

•	The FDA and other similar agencies in foreign countries have substantial requirements for therapeutic products. Such requirements often involve lengthy and detailed laboratory, clinical and post-clinical testing procedures and are expensive to complete. It often takes companies many years to satisfy these requirements, depending on the complexity and novelty of the product. The review process is also extensive, which may delay the approval process even more.

•	To date, we have not obtained any approvals to market our products. Further, we cannot assure you that the FDA or other regulatory agency will grant us approval for any of our products on a timely basis, if at all. Even if regulatory clearances are obtained, a marketed product is subject to continual review, and later discovery of previously unknown problems may result in restrictions on marketing or withdrawal of the product from the market.

(c) Risks Related to the Offering

We cannot guarantee that an investor will realize a return on their investment.

•	There is no assurance that a purchaser of Securities will realize a return on the investor’s investment or that such investor will not lose its entire investment. There can be no assurances that we will achieve profitable operations, or generate sufficient cash flow to operate successfully. Our ability to grow our business and establish profitable operations is dependent on the completion of this Offering, and potentially the completion of subsequent offerings of securities. There can be no assurance that we will receive adequate investment proceeds to fully implement our business plans or to allow us to achieve profitable operations.

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Uncertainty of pro forma financial information and inability of historical information to be predictive of the future.

•	The pro forma financial information covering periods subsequent to June 30, 2012 and other financial information, including forward looking financial information contained in the materials provided to you, contains only a broad outline of potential future results and should not be considered as an indicator of future performance. Our publicly available filings with the SEC contain historical financial and other information, but may not be predictive of future events or results. The potential future results are based on assumptions made at the time such information was developed. There can be no assurances that the potential future results contained in the pro forma financial information will be obtained, and actual results may vary significantly from the pro forma financial information. General economic conditions, which are not predictable, can have a material adverse effect on the reliability and accuracy of such pro forma financial information, particularly over an extended period of time.

The transaction will authorize a significant number of shares which the Company intends to use, in part, to compensate officers and directors and, potentially, to pay vendors or other service providers, which would result in dilution of existing stockholders.

•	The Company intends that a portion of the increased shares authorized in the transaction would be used to compensate its directors and officers. In addition, certain shares may be used in negotiating payment of new or existing amounts owed to vendors, consultants, advisors, former officers and/or former directors or other parties that the Company has contracted with or will contract with. When the Company makes such issuances of stock, its existing stockholders, at that time, will experience dilution of their stock ownership percentages.

The Offering will be made on a “rolling” basis and we will have the right to close or suspend the Offering at any time for any reason in our sole discretion.

•	The Offering will commence on the date of this Memorandum and will continue until (i) we receive and accept up to $1,500,000 of investment proceeds for our Series G Preferred Stock, or (ii) the Company’s Board of Directors decides to terminate the Offering. We will have the right to begin closing on sales of our Series G Preferred Stock once all conditions precedent to closing are met, including but not limited to a minimum of $750,000 (the “Minimum”) being held in escrow with acceptance of associated Purchase Agreements, including amounts previously provided to the Company upon issuance of certain Secured Demand Promissory Note(s) (“Notes”), which Notes shall convert into the Offering. If we choose to end the offering before the maximum of $1,500,000 is reached, we may not later be able to raise additional capital on terms acceptable to us, or at all, which could adversely affect our business, and our ability to fund our operations beyond May 31, 2014 could also be adversely affected.

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Our officers have broad discretion in the application of proceeds from this Offering, and broad discretion in the exercise of control of the day-to-day operations of our business.

•	Our officers will have broad discretion in the application of the proceeds of this Offering. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of our officers in the application of the proceeds of this Offering. As such, our officers will essentially exercise control over our affairs, subject to approval by our board of directors. As a result of the foregoing, our success will also be substantially dependent upon the discretion and judgment of our directors and officers with respect to operational decisions. The stockholders of the Company, in their capacity as such, have no right to participate in the management of the Company or to otherwise participate in making decisions that affect the day-to-day business operations of the Company.

There is no assurance that we will achieve profitable operations or make payments on the Securities or distributions of profits to our Stockholders.

•	There is no assurance as to when or whether we will ever be profitable, or whether we will be able to return any investment funds, make cash distributions to our stockholders or meet our operating expenses. Management currently does not intend to declare any dividends, except as may be required pursuant to the Certificate of Designation of the Series G Preferred Stock (subject to compliance with applicable legal and tax rules and regulations), as we intend to invest all excess cash flow into our operations to fund our targeted growth. We will pay operating expenses and other costs prior to paying any dividends on the Securities. Even if dividends are declared and paid, there is no guarantee that any subsequent dividends will be declared and paid.

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There is no public market for the Series G Preferred Stock and we do not expect such a market to develop in the future.

•	There is no public or other market for the Series G Preferred Stock and no such public market is ever expected to develop. Therefore, purchasers of the Series G Preferred Stock should anticipate that their investments will remain illiquid.

The transferability of the Securities is severely limited.

•	The Securities have not been registered under the Securities Act or the securities laws of the various states and the Securities may not be resold unless and until the sale is made under an effective registration statement under the Securities Act, and such state laws or exemptions from registration requirements are available. As a result, an investor must bear the economic risk of an investment in us for an indefinite period of time. No registration rights are being granted in connection with this Offering.

Future indebtedness could effectively rank senior to the Securities.

•	The Securities may be subordinated to future debt financings that the Company may enter into from time to time. The Company may not have sufficient assets remaining to pay amounts due on any or all of the Securities then outstanding. The Company will not be restricted from incurring additional indebtedness and other liabilities, or from pledging assets to secure such indebtedness and liabilities. The incurrence of additional indebtedness, and in particular the granting of a security interest to secure the indebtedness, could adversely affect the Company’s ability to pay its obligations relating to the Securities.

The Company’s Certificate of Incorporation requires amendment to increase the number of authorized shares of Common Stock available for issuance.

•	The Company’s Certificate of Incorporation currently authorizes the issuance of 205,000,000 shares of Common stock. In order for the Company to validly issue Conversion Shares, the Company’s Certificate of Incorporation must be amended to increase the number of authorized shares of Common Stock from the current 205,000,000 shares of Common Stock to a minimum of approximately 1,400,000,000 shares of Common Stock. The Company’s Certificate of Incorporation may only be amended with the approval of stockholders, voting together as a single class on an as converted basis, holding a majority of the outstanding shares of the Company’s capital stock. Unless the Charter Amendment or a similar amendment to the Company’s Certificate of Incorporation is approved, the Company will not be in a position to meet its commitment to issue an adequate number of Conversion Shares.

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The ability of current senior management to make representations in the Offering is limited to “actual knowledge”.

•	The Company’s current senior management assumed their respective positions with the Company beginning in March 2013 when prior senior management was removed in their entirety, and current management’s knowledge of the Company’s history, including, but not limited to, its operations, assets, liabilities, commitments, capital structure and other business matters, is therefore limited. Accordingly, the phrase “to the Company’s knowledge” (and any similar phrasing) in this Agreement or with respect to any related schedule, exhibit, annex or other document, refers only to “actual knowledge” of current senior management at the Closing of the Offering, and is limited thereby.

The Securities are subject to mandatory conversion and mandatory redemption.

•	If not converted earlier, the Securities are subject to mandatory redemption on the two year anniversary of the date on which the last share of the Series G Preferred Stock is issued pursuant to this Agreement. In addition, the shares of Series G Preferred Stock are subject to mandatory conversion upon the consummation of any offering of equity securities, or debt securities convertible into equity securities, with aggregate gross proceeds to the Company of not less than $2,000,000.

The price of the Series G Preferred Stock has not been established in an arms-length negotiation.

•	The Company has not set the price of the Series G Preferred Stock through an arms-length negotiation with any Purchaser or Purchaser representative. The Company believes the price at which the Series G Preferred Stock is being offered appropriately reflects economic realities under the Company’s current circumstances, and in connection with this Offering, has obtained a fairness opinion to support this view, attached hereto as Exhibit D. However, there can be no assurances that the shares of Series G Preferred Stock are not worth substantially less than the price at which they are being offered.

(d) Other Risks

Our stock price may be volatile and our Common Stock could decline in value.

•	The market price of securities of life sciences companies in general has been very unpredictable. The range of sales prices of our Common Stock for the period from February 14, 2013 to February 17, 2014, as quoted on the Over the Counter Bulletin Board, was from $0.02 to $0.10. The range of sales prices of our Common Stock for the fiscal years ended December 31, 2012 and 2011, as quoted on the Over the Counter Bulletin Board, was from $0.02 to $0.11, and from $0.05 to $0.19, respectively. The following factors, in addition to factors that affect that market generally, could significantly impact our business, and cause a decline in the market price of our Common Stock:

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1. competitors announcing technological innovations or new commercial products;

2. competitors’ publicity regarding actual or potential products under development;

3. regulatory developments in the U.S. and foreign countries;

4. developments concerning proprietary rights, including patent litigation;

5. public concern over the safety of therapeutic products; and

6. changes in healthcare reimbursement policies and healthcare regulations.

There are a large number of shares of the Company’s Common Stock that may be issued or sold, and if such shares are issued or sold, the market price of our Common Stock may decline.

•	As of August 13, 2012, we had approximately 144,000,000 shares of our Common Stock issued and outstanding.

•	If all warrants and options potentially outstanding as of November 13, 2013 were exercised prior to their expiration, up to 18,532,776 additional shares of our Common Stock could become freely tradable. As mentioned elsewhere in this Agreement, certain of these outstanding warrants and options have exercise prices above (and in many cases significantly above) the recent trading price range of the Company’s Common Stock. It is also possible that, under certain circumstances, up to an additional 15,305,867 (subject to reduction for options included in the potential total above that may have expired) of “contingent” shares associated with the Pier Pharmaceuticals, Inc. merger agreement may be issued. Such sales or issuances of substantial amounts of Common Stock could adversely affect the prevailing market price of our Common Stock and could also make it more difficult for us to raise funds through future offerings of Common Stock.

Our charter document may prevent or delay an attempt by our stockholders to replace or remove management.

•	Certain provisions of our Certificate of Incorporation, as amended, could make it more difficult for a third party to acquire control of our business, even if such change in control would be beneficial to our stockholders. Our Certificate of Incorporation, as amended, allows the Board of Directors of the Company to issue up to an additional 3,507,500 shares of preferred stock without stockholder approval. The ability of our Board of Directors to issue additional preferred stock may have the effect of delaying or preventing an attempt by our stockholders to replace or remove existing directors and management.

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If our Common Stock is a “penny stock,” a broker-dealer may find it more difficult to trade our Common Stock and an investor may find it more difficult to acquire or dispose of our Common Stock in the secondary market.

•	Our Common Stock is currently subject to the so-called “penny stock” rules. The SEC has adopted regulations that define a “penny stock” to be any equity security that has a market price per share of less than $5.00, subject to certain exceptions, such as any securities listed on a national securities exchange. For any transaction involving a “penny stock,” unless exempt, the rules impose additional sales practice requirements on broker-dealers, subject to certain exceptions. As our Common Stock is “penny stock,” a broker-dealer may find it more difficult to trade our Common Stock and an investor may find it more difficult to acquire or dispose of our Common Stock on the secondary market.

We are delinquent in our filings with the SEC subsequent to June 30, 2012.

•	Our reporting obligations pursuant to SEC rules and regulations have been and continue to be delinquent subsequent to June 30, 2012. Our current management, who joined the Company in March and April 2013, currently intend to bring the Company’s SEC reporting obligations current by April 2014. However, at this time, we are unable to provide assurances that we will regain current SEC filing reporting status. As a result, the ability of our stockholders to utilize SEC Rule 144 for an indeterminate period of time may be adversely affected. We currently are not permitted and may not be permitted in the future to, among other things, file and have declared effective registration statements to effect public offerings of our securities.

The SEC may seek to revoke the Company’s registration under the Securities Exchange Act of 1934 or to suspend trading in the Company’s Common Stock until the Company is current in its filings, or longer.

•	In a letter dated November 7, 2013 from the SEC, the SEC informed the Company that it believed that the Company was not current in its required filings and that if not current, the Company should file the required reports within fifteen (15) days of the date of the letter. The SEC warned that the Company may be the subject of an administrative proceeding to revoke its registration under the Securities Exchange Act of 1934. Furthermore, trading in the Company’s stock may be suspended until the Company is current in its filings, or longer. The Company has been in contact with the SEC and has presented its intended schedule to bring its filings current. The Company intends to meet these milestones; however, there can be no assurances regarding what, if any, actions the SEC will choose to take and when it may take them.

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Our Common Stock trades on the OTCPink®, bears a designation that limited information is available and trading may be volatile and sporadic, which could depress the market price of our Common Stock and make it difficult for our stockholders to resell their Common Stock.

•	Our Common Stock is quoted on the OTCPink® which also has a designation that limited information is available. Trading in stocks quoted on the OTCPink® is often thin and characterized by wide fluctuations in trading prices with large bid and ask spreads, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our Common Stock for reasons unrelated to operating performance. Moreover, the OTCPink® is not a stock exchange, and trading of securities on the OTCPink® is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like the NYSE. Accordingly, stockholders may have difficulty reselling any of their shares of Common Stock.

3.                  PURCHASER’S REPRESENTATIONS AND WARRANTIES.

Each Purchaser severally, but not jointly, represents and warrants to the Company as follows:

(a)                Purchase for Own Account. Such Purchaser is purchasing the Series G Preferred Stock for such Purchaser’s own account for investment purposes only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Such Purchaser understands that such Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of any such Securities. Further, (i) the Purchaser has the requisite corporate (or other entity) or individual (as the case may be) power, capacity and authority to enter into and perform his, her or its obligations under this Agreement and the Certificate of Designation, to purchase the Series G Preferred Stock in accordance with the terms hereof, to hold beneficially and of record and to receive the Conversion Shares upon conversion of the Series G Preferred Stock in accordance with the terms thereof; (ii) the execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized and no further consent or authorization is required, and (iii) this Agreement constitutes valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms except as enforceability of the obligations under this Agreement may be limited by (A) bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally, and (B) general principles of equity relating to the availability of equitable remedies (whether such agreements are sought to be enforced in a proceeding at law or a proceeding in equity).

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(b)               Accredited Investor Status, Not a Financial Bad Actor, Suitability and Risks. Such Purchaser is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D. Additionally, Purchaser represents that Purchaser is not a “felon or other bad actor” as defined in the Dodd-Frank Act. Purchaser represents that an investment in the Company is suitable for such Purchaser. Purchaser understands the very significant risks associated with an investment in the Company and represents that such Purchaser understands that such Purchaser may suffer a loss of Purchaser’s entire investment and Purchaser further represents that such Purchaser has the financial capacity to withstand such loss. In connection with this Offering, such Purchaser has completed an investor questionnaire supporting his, her or its status as an Accredited Investor. All information provided in such questionnaire is true, complete and accurate.

(c)                Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities. Purchaser agrees to provide copies of documents reasonably requested by the Company in order for the Company to obtain reasonable assurance that Purchaser is an Accredited Investor.

(d)               Information. All materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities, including without limitation the fairness opinion obtained by the Company in connection with the transaction, which have been specifically requested by such Purchaser or its counsel and which are reasonably available have been made available to such Purchaser or its counsel. The Company shall not be liable in any respect with respect to any liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever arising out of matters within the knowledge of Purchaser. Such Purchaser understands that such Purchaser’s investment in the Securities involves a high degree of risk.

(e)                Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f)                Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Purchaser and is a valid and binding agreement of such Purchaser enforceable against such Purchaser in accordance with its terms.

(g)               Residency. Such Purchaser is a resident of the jurisdiction set forth under such Purchaser’s name on the Execution Page hereto executed by such Purchaser.

Each Purchaser’s representations and warranties made in this Article 3 are made in part for the purpose of permitting the Company to make a determination that the offer and sale of the Securities pursuant to this Agreement comply with applicable U.S. federal and state securities laws. No Purchaser has made or hereby makes any other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby. Each Purchaser acknowledges that such Purchaser understands the meaning and legal consequences of the representations and warranties contained herein, and such Purchaser hereby agrees to indemnify and hold harmless the Company and the directors, officers, employees and agents of the Company from and against any and all loss, damage or liability (including costs and reasonable attorney fees) due to or arising out of a breach of any representation, warranty, agreement or acknowledgment of such Purchaser contained in this Agreement or arising out of the sale of the Series G Preferred Stock, the Securities Act or any other applicable state or federal securities law.

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4.                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on a Disclosure Schedule (the “Disclosure Schedule”), executed and delivered by the Company to each Purchaser or as set forth in those reports and schedules filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “SEC Reports”), the Company represents and warrants to each Purchaser as follows:

(a)                Organization and Qualification. The Company and each of its direct and indirect subsidiaries (collectively, the “Subsidiaries”) is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify or be in good standing would have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any effect which, individually or in the aggregate with all other effects, reasonably would be expected to be materially adverse to (i) the Securities, (ii) the ability of the Company to perform its obligations under this Agreement or the Certificate of Designation or (iii) the business, operations, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

(b)               Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Certificate of Designation, to issue and sell the Series G Preferred Stock in accordance with the terms hereof, to issue the Conversion Shares upon conversion of the Series G Preferred Stock in accordance with the terms thereof, subject to the successful completion of the Written Consent; (ii) the execution, delivery and performance of this Agreement and the Certificate of Designation by the Company and the consummation by it of the transactions contemplated hereby (including, without limitation, the issuance of the Series G Preferred Stock and the issuance and reservation for issuance of the Conversion Shares, subject to the successful completion of the Written Consent) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or any committee of the Board of Directors or the stockholders of the Company is required, and (iii) this Agreement and the Certificate of Designation constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms except as enforceability of the obligations under this Agreement or the Certificate of Designation may be limited by (A) bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally, and (B) general principles of equity relating to the availability of equitable remedies (whether such agreements are sought to be enforced in a proceeding at law or a proceeding in equity).

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(c)                Capitalization. To the Company’s knowledge, the capitalization of the Company as of August 10, 2012, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Series G Preferred Stock) exercisable or exchangeable for, or convertible into, any shares of capital stock and the number of shares to be reserved for issuance upon conversion of the Series G Preferred Stock is set forth in Section 4(c) of the Disclosure Schedule. To the Company’s knowledge, there has been no change to the capitalization of the Company since August 10, 2012, except as set forth in Section 4(c) of the Disclosure Statement. All of such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such exercisable, exchangeable or convertible securities will be, validly issued, fully paid and non-assessable. To the Company’s knowledge, no shares of capital stock of the Company (including the Conversion Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Securities and as set forth in Section 4(c) of the Disclosure Schedule, to the Company’s knowledge, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, nor are any such issuances, contracts, commitments, understandings or arrangements contemplated, (ii) there are no contracts, commitments, understandings or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act; (iii) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem or otherwise acquire any security of the Company or any of its Subsidiaries; and (iv) the Company does not have any stockholder rights plan, “poison pill” or other anti-takeover plans or similar arrangements, although provisions permitting the Board of Directors to issue preferred stock with terms and conditions at its discretion without shareholder approval may enable the Board of Directors to discourage takeover plans or similar arrangements. To the Company’s knowledge, Section 4(c) of the Disclosure Schedule sets forth all of the securities or instruments issued by the Company or any of its Subsidiaries that contain anti-dilution or similar provisions, and, except as and to the extent set forth thereon, the sale and issuance of the Securities will not trigger any anti-dilution adjustments to any such securities or instruments. The Company has made available to each Purchaser true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), the Company’s Bylaws as in effect on the date hereof (the “Bylaws”), and, to the Company’s knowledge, all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company, all of which instruments and agreements, to the Company’s knowledge, are set forth in Section 4(c) of the Disclosure Schedule. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or any such Subsidiary.

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(d)               Issuance of Securities. The shares of Series G Preferred Stock are duly authorized and, upon issuance in accordance with the terms of this Agreement, (i) will be validly issued, fully paid and non-assessable and free from all taxes, liens, claims and encumbrances (except for such encumbrances imposed by applicable securities laws) and (ii) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other person. The Conversion Shares are duly authorized and, subject to successful implementation of the Written Consent, reserved for issuance, and, upon conversion of the Series G Preferred Stock in accordance with the terms thereof, (x) will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances, and (y) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other person.

(e)                No Conflicts; Consents. Except as set forth in Section 4(e) of the Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the shares of Series G Preferred Stock and the issuance and reservation for issuance of the Conversion Shares) will not, to the Company’s knowledge, (i) result in a violation of the Certificate of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws, rules and regulations and rules and regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or subject (except, with respect to clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not, individually or in the aggregate, have a Material Adverse Effect). Except (x) for the filing of a Form D with the SEC, (y) as may be required for compliance with applicable state securities or “blue sky” laws, or (z) as otherwise set forth in Section 4(e) of the Disclosure Schedule, to the Company’s knowledge, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency or other third party (including, without limitation, pursuant to any and all material, undischarged written or oral contracts, agreements, leases or other instruments to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties or assets of the Company or any Subsidiary is subject (each, a “Material Contract”)) in order for it to execute, deliver or perform any of its obligations under this Agreement.

(f)                Compliance. To the Company’s knowledge, the Company is not in violation of its Certificate of Incorporation, Bylaws or other organizational documents and no Subsidiary is in violation of any of its organizational documents. Except as set forth in Section 4(f) of the Disclosure Schedule, to the Company’s knowledge, neither the Company nor any of its Subsidiaries is in default (and no event has occurred that with notice or lapse of time or both would put the Company or any of its Subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party (including, without limitation, the Material Contracts). To the Company’s knowledge, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate have not had or would not have a Material Adverse Effect. Since March 22, 2013, neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company or any Subsidiary, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. To the Company’s knowledge, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign regulatory authorities that are material to the conduct of its business, and neither the Company nor any of its Subsidiaries has received any notice of any proceeding relating to the revocation or modification of any such certificate, authorization or permit.

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(g)               SEC Documents, Financial Statements. Except as set forth in Section 4(g) of the Disclosure Schedule, from December 31, 2006 through November 1, 2012, the Company timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, the “SEC Documents”). To the Company’s knowledge, each of the SEC Documents did not, at the later of the time it was filed or the time at which it was subsequently amended prior to the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company has not filed its Form 10-Q for the period ended September 30, 2012, its Form 10-K for the period ended December 31, 2012, or its Form 10-Qs for the periods ended March 31, 2013, June 30, 2013 and September 30, 2013.

(h)               Transactions With Affiliates. Except as set forth in Section 4(h) of the Disclosure Schedule, none of the officers, directors, or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services solely in their capacity as officers, directors or employees), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director, or employee has an ownership interest of five percent or more or is an officer, director, trustee or partner.

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(i)                 Absence of Litigation. Except as set forth in Section 4(i) of the Disclosure Schedules, to the Company’s knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or threatened against the Company, any of its Subsidiaries, or any of their respective directors or officers in their capacities as such except as would not reasonably be expected to have a Material Adverse Effect.

(j)                 Intellectual Property. Except as set forth in Section 4(j) of the Disclosure Schedule, to the Company’s knowledge, each of the Company and its Subsidiaries owns or is duly licensed (and, in such event, has the unfettered right to grant sublicenses) to use all patents, and patent applications (collectively, “Intangibles”) necessary for the conduct of its business as now being conducted and as presently contemplated to be conducted in the future. Section 4(j) of the Disclosure Schedule sets forth a list of all Intangibles owned and/or used by the Company in its business. To the knowledge of the Company and its Subsidiaries, neither the Company nor any Subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any third party Intangibles except as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company and its Subsidiaries, neither the Company nor any Subsidiary of the Company has received written notice of any pending conflict with or infringement upon such third party Intangibles. To the Company’s knowledge, the Intangibles are valid and enforceable except as would not reasonably be expected to have a Material Adverse Effect and, except as set forth in Section 4(j) of the Disclosure Schedule, no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and, all applications therefor are pending and in good standing. Except as set forth in Section 4(j) of the Disclosure Schedule, to the Company’s knowledge, the Company and its Subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. Except as set forth in Section 4(j) of the Disclosure Schedule, to the Company’s knowledge, no person is infringing on or violating the Intangibles owned or used by the Company or its Subsidiaries.

(k)               Employee Relations. Except as set forth in Section 4(k)(i) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. To the Company’s knowledge, set forth in Section 4(k)(ii) of the Disclosure Schedule is a true and complete list of any and all amounts due and owing, or allegedly due and owing but disputed, to any current or former employee of the Company as of the date set forth on such schedule.

(l)                 Insurance. The Company’s only insurance policy in effect is a Directors and Officers Liability Insurance policy. Except for that policy, neither the Company nor any of its Subsidiaries has in force fire, casualty, product liability or other insurance policies. To the Company’s knowledge, no material default or event has occurred that could reasonably be expected to give rise to a material default under such policy.

(m)             Anti-Takeover Provisions. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any and all Purchaser’s ownership of the Securities.

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(n)               Acknowledgment Regarding Each Purchaser’s Purchase of the Securities. The Company acknowledges and agrees that this Agreement and the transactions contemplated hereby were reached in arm’s length negotiations with the Purchasers, and, except as set forth in Section 4(n) to the Disclosure Schedule, that no Purchaser is an officer or director of the Company. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by a Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(o)               Brokers and Finder’s Fees. At the Company’s sole discretion, the Company may pay a brokerage commission, finder’s fee or similar payment of up to 7% of the aggregate Purchase Price to any qualified referral source to which it can legally make such payment, in the form of either cash, the Securities, or shares of Common Stock, or any combination thereof, plus five year warrants to purchase up to that number of shares of Common Stock that is equal to 7% of the maximum number of Conversion Shares, at an exercise price equal to 120% of the Conversion Price. Officers, directors and affiliates of the Company (including affiliates of the Company’s officers and directors) are not eligible to receive such fees, directly or indirectly.

(p)               Disclosure. To the Company’s knowledge, all information relating to or concerning the Company and/or any of its Subsidiaries set forth in this Agreement or provided to the Purchasers pursuant to Section 3(d) hereof or otherwise in connection with the transactions contemplated hereby is true and correct in all material respects. To the Company’s knowledge, the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

(q)               No Other Representations or Warranties. Except for the express representations and warranties contained in this Section 4, neither the Company nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Purchaser and its representatives (including any information, documents or material made available to Buyer in management presentations, slide presentations or in any other form in expectation of the transactions contemplated hereby, including without limitation any such materials distributed with this Agreement) or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in law.

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5.                  COVENANTS.

(a)                Form D; Blue Sky Laws. The Company shall file with the SEC a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to each Purchaser upon written request promptly after such filing. The Company has or shall have, on or before the Closing Date, taken such action as the Company reasonably determined is necessary to qualify the Securities for sale to each Purchaser pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to each Purchaser upon written request on or prior to the Closing Date or, if permitted by applicable law, after the Closing date, but within the timeframes prescribed by such applicable law. Within four business days after the Closing Date, the Company shall file a Form 8-K with the SEC concerning this Agreement and the transactions contemplated hereby, which Form 8-K shall attach this Agreement and its Exhibits as exhibits to such Form 8-K (the “8-K Filing”).

(b)               Use of Proceeds. The Company shall use the proceeds from the sale and issuance of the Series G Preferred Stock for general corporate purposes and working capital.

(c)                Information. So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Securities, the Company shall keep at its principal executive office a true copy of this Agreement (as at the time in effect), and cause the same to be available for inspection at such office during normal business hours by any holder of Securities or any prospective transferee of Securities designated by a holder thereof.

(d)               Inspection of Properties and Books. So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Securities, each such Purchaser and its representatives and agents (collectively, the “Inspectors”) shall have the right, at such Purchaser’s expense, to visit and inspect any of the properties of the Company and of its Subsidiaries, to examine the books of account and records of the Company and of its Subsidiaries, to make or be provided with copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company and of its Subsidiaries with, and to be advised as to the same by, its and their officers, employees and independent public accountants (and by this provision the Company authorizes such accountants to discuss such affairs, finances and accounts, whether or not a representative of the Company is present) all at such reasonable times and intervals and to such reasonable extent as the Purchasers may desire; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to such Purchaser) of any such information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any registration statement filed, (ii) the release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (iii) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. Each Purchaser agrees that it shall, upon learning that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information deemed confidential.

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6.                  SECURITIES TRANSFER MATTERS.

(a)                Conversion and Exercise. Upon conversion of the Series G Preferred Stock by any person, (i) if the DTC Transfer Conditions (as defined below) are satisfied, the Company shall cause its transfer agent to electronically transmit all Conversion Shares by crediting the account of such person or its nominee with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system; or (ii) if the DTC Transfer Conditions are not satisfied, the Company shall issue and deliver, or instruct its transfer agent to issue and deliver, certificates (subject to the legend and other applicable provisions hereof and the Certificate of Designation), registered in the name of such person its nominee, physical certificates representing the Conversion Shares. Even if the DTC Transfer Conditions are satisfied, any person effecting a conversion of Series G Preferred Stock may instruct the Company to deliver to such person or its nominee physical certificates representing the Conversion Shares in lieu of delivering such shares by way of DTC Transfer. For purposes of this Agreement, “DTC Transfer Conditions” means that (A) the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer program and (B) the certificates for the Conversion Shares required to be delivered do not bear a legend and the person effecting such conversion or exercise is not then required to return such certificate for the placement of a legend thereon.

(b)               Transfer or Resale. Each Purchaser understands that (i) the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless (A) the transfer is made pursuant to and as set forth in an effective registration statement under the Securities Act covering the Securities; or (B) such Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company) to the effect that the Securities to be sold or transferred may be (x) sold or transferred pursuant to an exemption from such registration, or (y) sold under and in compliance with Rule 144; or (C) sold or transferred to an affiliate of such Purchaser that agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section 5(b); and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account, provided such pledge is consistent with applicable laws, rules and regulations. Furthermore, each Purchaser understands that in a letter dated November 7, 2013 from the SEC, the SEC informed the Company that it believed that the Company was not current in its required filings and that if not current, the Company should file the required reports within fifteen (15) days of the date of the letter. The SEC warned that the Company may be the subject of an administrative proceeding to revoke its registration under the Securities Exchange Act of 1934. Furthermore, trading in the Company’s stock may be suspended until the Company is current in its filings, or longer. The Company has been in contact with the SEC and has presented its intended schedule to bring its filings current. The Company intends to meet these milestones; however, there can be no assurances regarding what, if any, actions the SEC will choose to take and when it may take them.

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(c)                Legends. Each Purchaser understands that the Series G Preferred Stock and, until such time as the Conversion Shares have been registered under the Securities Act (including registration pursuant to Rule 416 thereunder) or may be sold by such Purchaser under Rule 144, the certificates for the Conversion Shares may bear a restrictive legend in substantially the following form in addition to any other legends required by applicable state securities laws:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or in any other jurisdiction. The securities represented hereby may not be offered, sold or transferred in the absence of an effective registration statement for the securities under applicable securities laws or an opinion of counsel in a form reasonably satisfactory to the company that such registration is not required under the Securities Act of 1933, as amended.

The Company shall, immediately prior to a registration statement covering the Securities being declared effective, deliver to its transfer agent an opinion letter of counsel, opining that at any time such registration statement is effective, the transfer agent shall issue, in connection with the issuance of the Conversion Shares, certificates representing such Conversion Shares without the restrictive legend above, provided such Conversion Shares are to be sold pursuant to the prospectus contained in such registration statement. Upon receipt of such opinion, the Company shall cause the transfer agent to confirm, for the benefit of the holders, that no further opinion of counsel is required at the time of transfer in order to issue such shares without such restrictive legend.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of such Security is registered under the Securities Act (including registration pursuant to Rule 416 thereunder); (ii) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act; or (iii) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144, including an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance written notice to such Purchaser the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and such Purchaser shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Security may again be sold pursuant to an effective registration statement or under Rule 144.

(d)               Transfer Agent Instruction. Upon compliance by any Purchaser with the provisions of this Section 5 with respect to the transfer of any Securities, the Company shall permit the transfer of such Securities and, in the case of the transfer of Conversion Shares, promptly instruct its transfer agent to issue one or more certificates (or effect a DTC Transfer) in such name and in such denominations as specified by such Purchaser. The Company shall not give any instructions to its transfer agent with respect to the Securities, other than any permissible or required instructions provided in this Section 6, and the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement.

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7.                  CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the shares of Series G Preferred Stock to each Purchaser hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions as to such Purchaser, provided that such conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)                Execution of Documents. Each Purchaser shall have executed such Purchaser’s Execution Page to this Agreement and a Written Consent as set forth in Section 1(b) above and delivered the same to the Company.

(b)               Payment of Purchase Price. Each Purchaser shall have delivered, or have had delivered, to an escrow account the full amount of such Purchaser’s Purchase Price, and the escrow agent for such account shall have delivered, or have had delivered, the full amount of all Purchasers’ Purchase Prices to the Company by wire transfer in accordance with the Company’s written wiring instructions.

(c)                Representations and Warranties True; Covenants Performed. The representations and warranties of each Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and such Purchaser shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(d)               No Legal Prohibition. No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of, any of the transactions contemplated by this Agreement.

(e)                Fairness Opinion. A fairness opinion, in the form substantially similar to fairness opinion attached hereto as Exhibit D, shall have been received by the Company and, as of any Closing Date, shall not have been withdrawn.

8.                  CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE.

The obligation of each Purchaser hereunder to purchase the shares of Series G Preferred Stock for which it is subscribing from the Company hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that such conditions are for each Purchaser’s individual and sole benefit and may be waived by any Purchaser as to such Purchaser at any time in such Purchaser’s sole discretion:

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(a)                Execution of Documents. The Company shall have executed such Purchaser’s Execution Page to this Agreement and delivered executed originals of the same to such Purchaser.

(b)               Filing of Certificate of Designation. The Certificate of Designation shall have been filed and accepted for filing with the Secretary of State of the State of Delaware and, if requested in writing by any Purchaser, a copy thereof certified by the Secretary of State of the State of Delaware shall have been delivered to such Purchaser.

(c)                Delivery of Securities. The Company shall have delivered to such Purchaser duly executed certificates representing the shares of Series G Preferred Stock being purchased by such Purchaser (each in such denominations as such Purchaser shall request), registered in such Purchaser’s name.

(d)               Representations and Warranties True; Covenants Performed. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(e)                No Legal Prohibition. No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of, any of the transactions contemplated by this Agreement.

(f)                No Material Adverse Change. There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, since the date hereof, and no information that is materially adverse to the Company and of which such Purchaser is not currently aware shall come to the attention of such Purchaser.

(g)               Offer funding. With respect to the initial Closing only, Funds from all Purchasers shall have been received in an escrow account, which total at least $750,000 in the aggregate.

9.                  GOVERNING LAW; MISCELLANEOUS.

(a)                Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company and each Purchaser irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the County of New Castle, State of Delaware, in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any Purchaser to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

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(b)               Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed execution page(s) hereof to be physically delivered to the other party within five days of the execution hereof, provided that the failure to so deliver any manually executed execution page shall not affect the validity or enforceability of this Agreement.

(c)                Construction. Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes. The descriptive headings of the several articles and sections of this Agreement are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof. Any use of “including” or “includes” shall be deemed to be followed by the phrase, “without limitation” in each case where such phrase does not appear in the text.

(d)               Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(e)                Entire Agreement; Amendments. This Agreement and the Certificate of Designation (including any schedules and exhibits hereto) contain the entire understanding of the Purchasers, the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement, and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Purchaser.

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(f)                Notices. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as provided herein. The initial addresses for such communications shall be as follows, and each party shall provide notice to the other parties of any change in such party’s address:

(i)                 If to the Company:

     Cortex Pharmaceuticals, Inc.

     126 Valley Road, Suite C

     Glen Rock, NJ 07452

     Facsimile: (201) 493-0887

     Attention: Arnold Lippa, Ph.D., President and Chief Executive Officer

     with a copy simultaneously transmitted by like means (which transmittal shall not constitute notice hereunder) to:

     Drinker Biddle & Reath LLP

     500 Campus Drive

     Florham Park, NJ 07932-1047

     Facsimile: (973) 360-9831

     Attention: James M. Fischer

(ii)               If to any Purchaser, to the address set forth under such Purchaser’s name on the Execution Page hereto executed by such Purchaser.

(g)               Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein, the Company shall not assign this Agreement or any rights or obligations hereunder. Any Purchaser may assign or transfer the Securities pursuant to the terms of this Agreement and of such Securities, or assign such Purchaser’s rights hereunder to any other person or entity.

(h)               Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)                 Survival. The representations and warranties contained in this Agreement shall not survive the Closing.

(j)                 Publicity. The Company shall have the right to approve before issuance any press releases, SEC or, to the extent applicable, FINRA filings, or any other public statements with respect to the transactions contemplated hereby made by any Purchaser, except to the extent such release, filing or statement is required by law. The Company shall be entitled, without the prior approval of the Purchasers, to make any press release or SEC filings or, to the extent applicable, FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Purchasers shall be provided with a copy thereof).

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(k)               Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)                 Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

(m)             Remedies. No provision of this Agreement or any other Transaction Document providing for any remedy to a Purchaser shall limit any other remedy which would otherwise be available to such Purchaser at law, in equity or otherwise. Nothing in this Agreement or any other Transaction Document shall limit any rights any Purchaser may have under any applicable federal or state securities laws with respect to the investment contemplated hereby.

(n)               Knowledge. As used in this Agreement, the term “knowledge” of any person or entity shall mean the actual knowledge of such person or the current officers of such entity.

(o)               Exculpation Among Purchasers. Each Purchaser acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement and the Certificate of Designation, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other Purchaser.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

CORTEX PHARMACEUTICALS, INC.

By:
Name:
Title:

PURCHASER:

(Print or Type Name of Purchaser)

By:
Name:
Title:

RESIDENCE:

ADDRESS:

Telephone:

Facsimile:

Attention:

AGGREGATE SUBSCRIPTION AMOUNT:

Number of Shares of Series G Preferred Stock:

Purchase Price ($1,000 per Share):

DISCLOSURE SCHEDULE

Disclosure Schedule

Capitalized terms used in this Disclosure Schedule and not otherwise defined herein have the meaning ascribed to them in the Stock Purchase Agreement with respect to the Company’s Series G 1.5% Convertible Preferred Stock, par value $0.001 per share (the “Series G Preferred Stock”).

Section 4(c) – Capitalization table as of June 30, 2012 and rolled forward to October 31, 2013. Amounts as of October 31, 2013 are estimates.

	Estimated October 31, 2013	June 30, 2012
Secured Promissory Note (465,000,000 Korean Won)	$400,000	$400,000

Accrued Interest	61,089	-0-

Stockholders’ (deficit) equity:

Series B convertible preferred stock, $0.001 par value; $25,001 liquidation preference; shares authorized: 37,500; shares issued and outstanding: 37,500; shares issuable upon conversion: 3,679	21,703	21,703

Common stock, $0.001 par value; shares authorized:
205,000,000; shares issued and outstanding: 144,041,558 as of August 13, 2012 and estimated at October 31, 2013 and 85,623,663 at June 30, 2012	144,091	85,624

Additional paid-in capital	122,015,018	121,516,230

Accumulated deficit	(126,632,340)	(122,697,864)

Total stockholders’ (deficit) equity and secured promissory note (with accrued interest)	(3,990,439)	(674,307)

Section 4(e) –	Conflicts and consents – The Company’s current Directors and Officers Policy terminates in the event of a change of control. We anticipate that a closing of the Minimum Amount in this Offering will trigger a change of control. The Company has negotiated a new policy that will take effect upon the termination of the present policy. The Company also has negotiated for a Directors and Officers policy that will cover the period prior to the change of control.

Section 4(f) –	Compliance

i.	Samyang note for 465,000,000 KW (approximately US$ 400,000) was due June 25, 2013 and has not been paid. No request for payment has been made by Samyang. Samyang’s representative resigned from the Company’s Board of Directors on September 30, 2013, and no replacement has yet been named by Samyang.

ii.	On October 10, 2007, Pier Pharmaceuticals, Inc. entered into a license agreement with the University of Illinois (as amended, the “License Agreement”). The Company acquired Pier Pharmaceuticals, Inc., previously known as SteadySleep RX Co., in a merger effective August 10, 2012. The License Agreement gave the Company rights to patents claiming the use of cannabinoids for the treatment of sleep disorders. In addition, the Company has filed patent applications describing a dosage range for the use of dronabinol in the treatment of sleep apnea, as well as for various formulations of dronabinol.

On February 19, 2013, the University of Illinois notified the Company of a default under the License Agreement due to non-payment of a $75,000 milestone fee that had been due December 31, 2012. Under the terms of the License Agreement, the Company had 30 days to cure the default, which it did not do. On March 22, 2013, the Company received a letter from the University of Illinois indicating that the License Agreement had been terminated on March 21, 2013. On the same date as the receipt of the termination letter, newly appointed officers of the Company initiated discussions with the University of Illinois regarding the possibility of extending the cure period or otherwise amending the License Agreement. On April 1, 2013, after considering the Company’s proposals, the University of Illinois informed the Company that, while it believed the License Agreement was terminated, it remained open to negotiating a new license agreement.

Accordingly, the Company and the University of Illinois currently are in discussions regarding the terms of a new license agreement. However, there can be no assurances that a new license agreement will be agreed upon. Regardless of whether such new license agreement is reached, the Company believes that, independent of the License Agreement, it retains its rights of inventorship to the additional patents and patent applications describing a dosage range for the use of dronabinol in the treatment of sleep apnea, as well as for various formulations of dronabinol.

While the Company believes it has sole inventorship of these additional patents, there can be no assurances that the University of Illinois will not pursue other license partners claiming their own rights of inventorship in respect to the same patents. If the University of Illinois were to enter into a new license agreement with a different party or develop the intellectual property on its own, the Company would face direct competition, which could be materially adverse to the Company.

iii.	The Company’s rights to certain of the early AMPAKINE compounds were the subject of license agreements involving patents or patent applications owned wholly by The Regents of the University of California or by the University as a co-owner with the Company. The agreements with The Regents of the University of California have been cancelled. The Company believes that the related patents would have expired before any commercialization opportunity. The Company does not believe this license agreement is material or necessary for the Company’s current drug development plans.

Section 4(g) –	SEC filings

The Company’s periodic reporting obligations pursuant to SEC rules and regulations have been and continue to be delinquent subsequent to June 30, 2012. The Company’s current management, who joined the Company in March and April 2013, cannot make assurances as to the exact time frame in which the Company’s SEC reporting obligations are expected to become current, but currently intends to bring the reporting current by April 2014. At this time, the Company is unable to provide assurances that it will regain current SEC filing reporting status, though that is its intention. As a result, the ability of the Company’s stockholders to utilize SEC Rule 144 for an indeterminate period of time may be adversely affected. The Company currently is not permitted and may not be permitted in the future to, among other things, file and have declared effective registration statements to effect public offerings of its securities.

In a letter dated November 7, 2013 from the SEC, the SEC informed the Company that it believed that the Company was not current in its required filings and that if not current, the Company should file the required reports within fifteen (15) days of the date of the letter. The SEC warned that the Company may be the subject of an administrative proceeding to revoke its registration under the Securities Exchange Act of 1934. Furthermore, trading in the Company’s stock may be suspended until the Company is current in its filings, or longer. The Company has been in contact with the SEC and has presented its intended schedule to bring its filings current. The Company intends to meet these milestones; however, there can be no assurances regarding what, if any, actions the SEC will choose to take and when it may take them.

Section 4(h) –	Transactions with affiliates

To date, Dr. Arnold S. Lippa, the Company’s Chief Executive Officer, has loaned the Company $125,000 and received from the Company demand promissory notes in this amount. At the closing of the Offering, the outstanding principal and interest due on these promissory notes automatically will be converted into the same Securities that are being issued to all other purchasers of the Securities. In connection with such conversion, the Dr. Lippa will receive the same benefits and privileges provided by the Borrower to the other purchasers of the securities. Upon conversion of the principal and accrued interest under these promissory notes, the Company will issue to Dr. Lippa the securities so acquired, and Dr. Lippa will deliver these promissory notes to the Company marked “cancelled.”

Section 4(i) –	Absence of litigation

A former executive officer has requested a hearing with the California Department of Labor.

One vendor has instituted litigation in respect of amounts due and unpaid. Such amounts have been reflected in the Company’s accounts payable and accrued expenses.

Section 4(j) –	Intellectual property

i.	See Appendix 1 at end of Schedule

ii.	see above Sections 4(f)ii and 4(f)iii

Section 4(k) –	Employee Relations

i.	Any material labor dispute or threatened dispute:

Certain of the Company’s former officers and/or directors have asserted formal claims against the Company for unpaid salary and wages, paid time off and severance aggregating $1,326,264 as presented below. Such amounts exclude any interest and attorney’s fees.

Mark Varney - $509,639

Steven Johnson - $327,126

James Coleman - $196,819

Roger Stoll - $292,680

Coleman and Stoll have also asserted that they are owed fully-vested stock options for a total of 5,166,668 shares of the Company’s common stock, exercisable for 10 years at $0.06 per share. In addition, Varney and Johnson are owed an aggregate of approximately $10,000 for consulting services rendered after their employment with the Company terminated. Although the Company has initiated settlement discussions with these parties, no formal agreements have been reached. Subsequent to the completion of this Offering, the Company intends to re-engage with these parties in an attempt to reach mutually agreeable settlement terms. However, there can be no assurances that the Company will be successful in negotiating mutually agreeable settlement arrangements, or in avoiding litigation with some or all of these parties.

ii.	List of any and all amounts due and owing, or allegedly due and owing but disputed, to any current or former employee of the Company:

In addition to the amounts above in Section 4(m)(i), the former Chief Financial Officer, Maria Messinger is owed $118,508. Based upon records available to the current management team and Board of Directors, there are no other amounts owed or alleged to be owed to any other employees.

Section 4(n) –	Directors, Officers and Employees buying stock

i.	Arnold Lippa and affiliates.

Inclusive of the conversion of the $125,000 of demand promissory notes described above, Dr. Lippa and/or affiliated entities intend to purchase up to $250,000 of the Preferred Stock offering on the same terms and conditions as the other investors.

ii.	Mr. Robert N. Weingarten, Company’s Chief Financial Officer and Director

Mr. Weingarten intends to purchase $25,000 of the Preferred Stock offering on the same terms and conditions as the other investors.

iii.	Marc Radin

Marc Radin intends to purchase $25,000 of the Preferred Stock offering on the same terms and conditions as the other investors.

iv.	Compensation with respect to Preferred Stock offering.

Officers, directors, affiliates, and affiliates of officers and directors, will not be compensated with respect to the Offering, directly or indirectly.

APPENDIX 1

1. Patents Assigned to Cortex Pharmaceuticals Inc.

Di-Substituted Amides For Enhancing Glutamatergic Synaptic Responses-PCT/US2008/006271

Country	App. No.	File Date	Patent No.	Issue Date
PCT	PCT/US2008/006271	16-May-2008
Argentina	80102127	19-May-2008
Australia	2008-254960	16-May-2008
Canada	2,685,858	16-May-2008
Chile	14652008	16-May-2008
China	2008-80023572-4	16-May-2008
Eurasia	2009-01546	17-Dec-2009
Europe	2008767737	16-May-2008
India	4322/KOLNP/2009	14-Dec-2009
Indonesia	WO-2009-03208	17-Nov-2009
Israel	202187	16-May-2008
Japan	2010-508435	17-Nov-2009
Korea	10-2009-7025525	7-Dec-2009
Malaysia	PI20094883	17-Nov-2009
Mexico	MX/a/2009/012430	9-Dec-2009
New Zealand	582035	7-Dec-2009	582035	9-Jul-2012
Peru	00856-2008/OIN	19-May-2008
Singapore	2009-07597-9	16-May-2009	156979	31-Aug-2012
Singapore-DIV	2012-03630-7	16-May-2012
South Africa	2009/08899	16-May-2008
Taiwan	97119129	16-May-2008
United States-PROV	60/958,069	2-Jul-2007
United States-PROV	60/930,633	17-May-2007
United States	12/657,908	29-Jan-2010	8,119,632	21-Feb-2012
United States	13/348,171	11-Jan-2012	8,507,482	13-Aug-2013
United States	13/755,210	31-Jan-2013
Vietnam	1-2009-02741	17-Dec-2009

Bicyclic Amide Derivatives For Enhancing Glutamatergic Synaptic Responses-PCT/US2008/009508

Country	App. No.	File Date	Patent No.	Issue Date
PCT	PCT/US2008/009508	8-Aug-2008
Australia	2008-2867445	8-Aug-2010
Brazil	PI0814149-5	8-Aug-2010
Canada	2,695,742	5-Feb-2010
China	2008-80102533.3	2-Dec-2010
Europe	2008795126	8-Mar-2010
Hong Kong	11101753.2	23-Feb-2011
India	749/KOLNP/2010	26-Feb-2010
Indonesia	WOO-2010-00706	3-Mar-2010
Israel	203666	2-Feb-2010
Israel	203667	2-Feb-2010
Japan	2010-520992	10-Feb-2010
Korea	1020107004015	24-Feb-2010
Korea	1020107005366	11-Mar-2010
Malaysia	PI2010000627	7-Mar-2010
Mexico	MX/a/2010/001631	10-Feb-2010	To Be Issued	11-Jun-2013
New Zealand	583823	9-Mar-2010	583823	7-Nov-2011
Russia	2010106975	10-Mar-2010
Singapore	2010-00905-8	8-Aug-2008
South Africa	2010/01691	19-Mar-2010	2010/01691	24-Nov-2010
United States-PROV	60/964,362	10-Aug-2007
United States	12/657,908	29-Jan-2010	8,119,632	21-Feb-2012
United States	12/733,073	19-Jul-2010	8,263,591	11-Sep-2012
United States-DIV	13/557,681	25-Jul-2012

Bicyclic Amide Derivatives For The Treatment Of Disorders
United States	12/657,924	1/29/10	8,168,632	5/1/12

Bicyclic Amide Derivatives For Enhancing Glutamatergic Synaptic Responses-PCT/US2010/000255

Country	App. No.	File Date	Patent No.	Issue Date
PCT	PCT/US2010/000255	29-Jan-2010
Australia	2010-208646	1-Aug-2011
Brazil	PI1005316-6	29-Jul-2011
Canada	2,751,285	29-Jan-2010
China	2010-80015403.3	29-Jan-2010
Eurasia	201101162	2-Sep-2011
Europe	2010736150	10-Aug-2011
Hong Kong	12104459.2	2-May-2012
India	6059/DELNP/2011	9-Aug-2011
Indonesia	WO-2011-03101	29-Jan-2010
Israel	241932	1-Aug-2011
Japan	2011-547981	2-Aug-2011
Korea	102011-7019461	22-Aug-2011
Malaysia	PI2011003494	26-Jul-2011
Mexico	MX/a/2011/00860	08/087/2011
Singapore	201105437.6	29-Jan-2010
South Africa	2011-05817	8-Aug-2011	2011-05817	27-Jul-2012
Ukraine	A2011-10589	29-Aug-2011
United States-PROV	61/206,642	2-Feb-2009
Vietnam	1-2011-02280	29-Sep-2011

Low Dose Cannabinoid Medicaments-PCT/US2011/061490

Country	App. No.	File Date	Patent No.	Issue Date
PCT	PCT/US2011/061490	18-Nov-2011
Australia	2022329623	18-Jun-2013
Brazil	11-2013-012468-7	18-May-2013
Canada	To Be Filed	18-May-2014
Europe	11840786.5	18-Jun-2013
Indonesia	WOO-201302675	18-Jun-2013
India	To Be Assigned	18-Jun-2013
Korea	10-2013-7015798	18-Jun-2013
Mexico	13/05664	18-May-2013
United States-PROV	61/415,331	18-Nov-2010
United States	13/261,662	21-May-2013

2. Patents Licensed to Cortex Pharmaceuticals Inc. from the University of Alberta

Method Of Inhibition Of Respiratory Depression Using Positive Allosteric AMPA Receptor Modulators-PCT/CA2007/001517

Country	App. No.	File Date	Patent No.	Issue Date
PCT	PCT/CA2007/001517	30-Aug-2007
Australia	2007291848	16-Feb-2009	2007291848	26-Apr-2012
Brazil	PI0716375-4	30-Aug-2007
Canada	2,660,431	10-Feb-2009
China	2007-80040363.6	30-Aug-2007
Europe	2007-800542	16-Mar-2009
Hong Kong	9110768	30-Aug-2007
Israel	197334	30-Aug-2007
Japan	2009-525874	26-Feb-2009
Korea	1020097005644	19-Mar-2009
Mexico	MX/a/2009/002180	30-Aug-2007
New Zealand	575648	19-Mar-2009
Norway	20090605	30-Aug-2007
South Africa	2009/00955	30-Aug-2007	2009/00955	28-Apr-2011
United States-PROV	60/824,245	31-Aug-2006
United States	11/847,835	30-Aug-2007	8,039,468	18-Oct-2011
United States	13/233,208	15-Sep-2011
United States	11/877,835	4-Oct-2007	8,007,690	30-Aug-2011

3. Patents in Which Inventorship and Assignment to be Determined After Approval of Claims

Sustained Release Cannabinoid Medicaments-PCT/US2010/057302

Country	App. No.	File Date	Patent No.	Issue Date
PCT	PCT/US2010/057302	18-Nov-2010
United States-PROV	61/262,523	18-Nov-2009
United States	13/474,666	17-May-2012
United States	13/889,252	7-May-2013

4. Patents That Had Been Part of the License with the University of Illinois and That Are Being Discussed as Part of a New License Agreement

Functional Role For Cannabinoids In Autonomic Stability During Sleep-PCT/US2002/010876

Country	App. No.	File Date	Patent No.	Issue Date
PCT	PCT/US2002/010876	8-Apr-2002
Australia	2002-309548	17-Sep-2003	2002-309548	23-Nov-2006
Canada	2,443,105	30-Sep-2003
Europe	2736551.9	24-Sep-2003	13 72 638	4-Nov-2009
Europe-DE	60234245.5		13 72 638	4-Nov-2009
Europe-FR	722027695		13 72 638	4-Nov-2009
Europe-GB			13 72 638	4-Nov-2009
Japan	2002-578942	3-Oct-2003	5093967	28-Sep-2012
United States-PROV	60/281,949	6-Apr-2001
United States-PROV	60/333,599	27-Nov-2001
United States	10/472,136	8-Apr-2002	7,705,039	7-Apr-2010
United States-DIV	12/631,359	4-Dec-2009	8,207,230	26-Jun-2012

EXHIBIT A

CERTIFICATE OF DESIGNATION,

PREFERENCES, RIGHTS AND

LIMITATIONS

OF

SERIES G 1.5% CONVERTIBLE

PREFERRED STOCK

CORTEX PHARMACEUTICALS, INC.

CERTIFICATE OF DESIGNATION,

PREFERENCES, RIGHTS AND LIMITATIONS

OF

SERIES G 1.5% CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151

OF THE DELAWARE GENERAL CORPORATION LAW

Cortex Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that the Board of Directors of the Corporation (the “Board of Directors” or the “Board”), pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Corporation’s previously authorized preferred stock, and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

Designation and Amount. The designation of this series, which consists of up to 1,700 shares of preferred stock (which shall not be subject to increase without the written consent of holders the Series G Preferred Stock, as hereinafter defined (each, a “Holder” and collectively, the “Holders”) holding greater than 50% of the Series G Preferred Stock then outstanding), is the Series G 1.5% Convertible Preferred Stock (the “Series G Preferred Stock”) with a par value of $0.001 per share and a stated value of One Thousand Dollars ($1,000) per share (the “Stated Value”).

Certain Definitions. For purposes of this Certificate of Designation, in addition to the other terms defined herein, the following terms shall have the following meanings:

“Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Corporation, pursuant to which the Corporation’s securities may be issued to any employee, consultant, officer or director for services provided to the Corporation.

“Business Day” means any calendar day except Saturday, Sunday, or any calendar day which shall be a federal legal holiday in the United States or any calendar day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control Transaction” means after giving effect to the issuance of the Series G Preferred Stock as provided for in the Purchase Agreement and any conversion thereof, whether such conversion has actually occurred or not, (i) an acquisition after the date hereof by an individual, legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 50% of the voting securities of the Corporation (other than by means of conversion or exercise of Series G Preferred Stock issued), or (ii) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the Corporation or the successor entity of such transaction, or (iii) the Corporation sells or transfers all or substantially all of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iii) above.

1

“Closing Date” means each day when the Purchase Agreement has been executed and delivered by the applicable parties thereto, along with the full amount of the purchase consideration.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series G Preferred Stock in accordance with the terms hereof.

“DGCL” means the Delaware General Corporation Law, as amended, or any successor law, and the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) securities of the Corporation issued pursuant to any Approved Stock Plan, (b) securities issued upon the exercise of any securities issued hereunder or any other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Purchase Agreement, (c) securities issued pursuant to acquisitions or strategic transactions, provided that any such issuance shall only be to an entity that is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Corporation and shall provide to the Corporation additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) securities issued in connection with any bona fide commercial loan or debt transaction with third persons, provided that the primary purpose of such transaction is not to raise equity capital and is approved by the Corporation’s Board of Directors.

2

“Junior Securities” means the Series B Preferred Stock, the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or pari passu to the Series G Preferred Stock in dividend rights or liquidation preference.

“Liquidation” means a liquidation of the Corporation in accordance with Section 5.

“Mandatory Conversion” means a conversion of the Series G Preferred Stock by the Corporation in accordance with Section 6(c).

“Mandatory Redemption” means a redemption of the Series G Preferred Stock by the Corporation in accordance with Section 6(d).

“Mandatory Redemption Date” means the two year anniversary of the date on which the last share of the Series G Preferred Stock is issued pursuant to the Purchase Agreement.

“Original Issue Date” means the date of the issuance of any shares of the Series G Preferred Stock regardless of the number of transfers of any particular shares of Series G Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series G Preferred Stock.

“Purchase Agreement” means the initial Stock Purchase Agreement or subsequent Purchase Agreements, as applicable, addressing the purchase of the Series G Preferred Stock, to which the Corporation and the original Holders are parties, each as amended, modified or supplemented from time to time in accordance with its terms.

“Qualified Public Offering” means the consummation of any offering of equity securities, or debt securities convertible into equity securities, with aggregate gross proceeds to the Corporation of not less than $2,000,000.

“Series B Preferred Stock” means the Corporation’s series B preferred stock, par value $0.001 per share.

“Subsidiary” means any direct or indirect subsidiary of the Corporation.

“Trading Day” means a day on which the New York Stock Exchange is open for business.

3

Dividends in Cash or in Kind.

(a)    Holders shall be entitled to receive, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 1.5% per annum, payable quarterly within 15 calendar days of the end of each fiscal quarter of the Company, (each such date, a “Dividend Payment Date”) in duly authorized, validly issued, fully paid and non-assessable shares of Series G Preferred Stock, which may include fractional shares of Series G Preferred Stock. The dividend to be paid in the first quarter after closing and the last quarter prior to conversion may be partial periods. Dividends on the Series G Preferred Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

(b)   So long as any Series G Preferred Stock remains outstanding, neither the Corporation nor any Subsidiary shall directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Junior Securities as long as any dividends due on the Series G Preferred Stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

Voting Rights. Except as otherwise provided herein and as otherwise prohibited by law, the Series G Preferred Stock shall have the following voting rights: (i) at any time prior to the date the Series G Preferred Stock is convertible into Common Stock, the Series G Preferred shall be entitled to 303,030 votes per share, and (ii) at any time on or after the date the Series G Preferred Stock is convertible into Common Stocking each share of Series G Preferred Stock shall have the voting rights it would have on an as converted basis. Without limiting the generality of the foregoing sentence, voting rights shall also be subject to the restrictions of Section 8.

To the extent that under the DGCL the vote of the holders of the Series G Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the then outstanding shares of the Series G Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of Holders of a majority of the outstanding Series G Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class or series. To the extent that under the DGCL holders of the Series G Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series G Preferred Stock shall be entitled to a number of votes as provided in the paragraph above using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated.

Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), no distribution shall be made to the holders of any shares of capital stock of the Corporation unless, prior thereto, the Holders shall have received out of the available assets, whether capital or surplus, of the Corporation an amount equal to 100% of the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of Series G Preferred Stock. If the assets of the Corporation shall be insufficient to pay in full such amounts due the Holders, then the entire assets shall be distributed ratably among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction, as defined in Section 7(b) below, or a Change of Control Transaction, as defined above, shall be deemed to be a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 30 calendar days prior to the payment date stated therein, to each Holder.

4

Conversion.

(c)    Voluntary Conversions at Option of Holder. Each share of Series G Preferred Stock shall be convertible 60 calendar days after the date on which the last share of Series G Preferred Stock is issued pursuant to a Purchase Agreement, at the option of the Holder, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series G Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Holders may effect a voluntary conversion for all or a portion of the Series G Preferred Shares held by such Holder. Each Notice of Conversion shall specify the number of shares of Series G Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with the Notice of Conversion. If such dispute involves the calculation of the Conversion Price, and such dispute is not promptly resolved by discussion between the relevant Holder and the Corporation, the Corporation shall submit the disputed calculations to an independent outside accountant via facsimile or email within three Business Days of receipt of the Notice of Conversion. The accountant, at the Corporation’s sole expense, shall promptly review the calculations and notify the Corporation and the Holder of the results no later than three Business Days from the date it receives the disputed calculations. The accountant’s calculation shall be deemed conclusive, absent manifest error. Each holder shall surrender or cause to be surrendered the original certificates representing shares of the Series G Preferred Stock to effect a voluntary conversion, in whole or in part, of such shares, and, if only a portion of the shares of Series G Preferred Stock held by such Holder are being converted, the Corporation will issue a new certificate indicating the shares of Series G Preferred Stock still held by the Holder following the partial conversion. Shares of Series G Preferred Stock converted into Common Stock or redeemed by conversion as described below in accordance with the terms hereof shall be canceled and shall not be reissued. Notwithstanding the foregoing, no voluntary conversion may be effected at any time when the Corporation does not have adequate authorized, unissued shares of Common Stock to effect the conversion of all Series G Preferred Stock or if the then-applicable Conversion Price is less than the par value of the Common Stock to be issued upon conversion.

(d)   Conversion Price. The initial conversion price for the Series G Preferred Stock shall be equal to $0.0033 (the “Initial Conversion Price”), subject to any adjustments pursuant to Section 7 below. As long as any of the Series G Preferred Stock is outstanding, the conversion price of the Series G Preferred Stock shall be adjusted pursuant to Section 7 (such price, as adjusted, the “Adjusted Conversion Price” and such price or the Initial Conversion Price, as applicable at any measurement time, the “Conversion Price”).

5

(e)    Mandatory Conversion. Upon either (i) a Qualified Public Offering or (ii) the affirmative vote of the Holders of a simple majority of the Stated Value of the Series G Preferred Stock issued and outstanding, all outstanding shares of Series G Preferred Stock, plus all accrued or declared, but unpaid, dividends thereon, shall mandatorily be converted into such number of shares of Common Stock determined by dividing the Stated Value of such Series G Preferred Stock (together with the amount of any accrued or declared, but unpaid, dividends thereon) by the Conversion Price then in effect. No fractional shares of Common Stock shall be issued upon the conversion of any share of Series G Preferred Stock; the number of shares of Common Stock to be issued shall be rounded to the nearest whole number. All outstanding Series G Preferred Stock shall convert upon a Mandatory Conversion.

(f)    Mandatory Redemption. If not earlier converted, the Series G Preferred Stock shall be redeemed by conversion on the Mandatory Redemption Date at the then applicable Conversion Price. The Series G Preferred Stock shall not be redeemed by payment of cash or property, or shall have any claim to cash or property at any time or under any circumstances (except pursuant to Liquidation consistent with Section 5 above) but only by conversion into Common Stock.

(g)   Mechanics of Conversion or Redemption

(i)     Delivery of Certificate Upon Conversion or Redemption. Not later than five Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder a certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Series G Preferred Stock. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the applicable Holder shall be entitled to elect to rescind such Conversion Notice by written notice to the Corporation at any time on or before its receipt of such certificate or certificates, in which event the Corporation shall promptly return to such Holder any original Series G Preferred Stock certificate delivered to the Corporation and such Holder shall promptly return to the Corporation any Common Stock certificates representing the shares of Series G Preferred Stock unsuccessfully tendered for conversion to the Corporation.

(ii)   Obligation Absolute. The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series G Preferred Stock in accordance with the terms hereof are irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not (i) be required if such delivery would be a violation of law, and (ii) operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder.

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(iii) Reservation of Shares Issuable Upon Conversion. If at the time of the issuance of the Series G Preferred Stock, the Corporation does not have an adequate number of authorized shares of Common Stock available for issuance upon conversion of the Series G Preferred Stock, the Corporation shall, as soon as practicable, take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in good faith, commercially reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Thereafter, the Corporation shall take all necessary corporate action (including, without limitation, calling shareholders’ meetings for the purpose of voting to increase the number of available authorized shares) to ensure that at all times it has reserved and kept available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series G Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series G Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions in the Purchase Agreement(s)) be issuable (taking into account the adjustments provided for in Section 7) upon the conversion of all outstanding shares of Series G Preferred Stock, as well as all other shares of Common Stock issuable upon conversion or exercise of any other issued and outstanding securities. Such shares of issuable Common Stock shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.

(iv) Maintaining appropriate par value. If at the time of the issuance of the Series G Preferred Stock, the Conversion Price of the Common Stock to be issued upon conversion of the Series G Preferred Stock would be below the par value of such Common Stock, the Corporation shall, as soon as practicable, take such corporate action as may be necessary to adjust the par value of Common Stock, including, without limitation, engaging in good faith, commercially reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Thereafter, the Corporation shall take all necessary corporate action (including, without limitation, calling shareholders’ meetings) to ensure that at all times it has maintained the par value of the Common Stock so that such shares of Common Stock shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.

(v)   Transfer Taxes. The issuance of certificates for shares of Common Stock upon conversion of Series G Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that (a) the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares and (b) the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

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Certain Adjustments.

(h)   Stock Dividends and Stock Splits. If the Corporation, while any Series G Preferred Stock is outstanding: (A) pays a permissible stock dividend or otherwise makes a permissible distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion or redemption of the Series G Preferred Stock, including any accrued or declared, but unpaid, dividends thereon; (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock on a fully converted and exercised basis (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after (i) the record date for the determination of stockholders entitled to receive such dividend or distribution or (ii) the effective date in the case of a subdivision, combination or reclassification.

(i)     Fundamental Transaction. If, at any time while the Series G Preferred Stock is outstanding, the Corporation effects (A) any merger or consolidation of the Corporation with or into another person, (B) any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (or a third party effects such a tender offer or exchange offer) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Series G Preferred Stock, the Holders shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it converted the Series G Preferred Stock prior to the Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted as if such conversion occurred immediately prior to such Fundamental Transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction (“Alternate Consideration”), then the Holders shall be given the same choice as to the Alternate Consideration as the Holders shall receive upon any conversion of this Series G Preferred Stock following such Fundamental Transaction. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designations in accordance with the provisions of this Section 7(b) pursuant to written agreements in form and substance reasonably satisfactory to Holders of a majority of the then outstanding Series G Preferred Stock and approved by such Holders prior to such Fundamental Transaction and shall, at the option of each Holder, deliver to such Holder, in exchange for the shares of Series G Preferred Stock, a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the certificates representing the shares of Series G Preferred Stock which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) or other consideration equivalent to the shares of Common Stock acquirable and receivable upon exercise of the Series G Preferred Stock prior to such Fundamental Transaction, and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of, the Corporation under this Certificate of Designations and the Purchase Agreement with the same effect as if such Successor Entity had been named as the Corporation herein and therein.

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(j)     Calculations. All calculations under this Section 7 shall be made to the nearest 1/1000th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall exclude any treasury shares of the Corporation.

(k)   Notice to the Holders.

(i)     Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the then current Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)   Notice to Holders. If (A) the Corporation shall declare a permissible dividend (or any other permissible distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a permissible special nonrecurring cash dividend on or a permissible redemption of the Common Stock, (C) the Corporation shall authorize the permissible granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date with respect to such action or event, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are otherwise to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such distribution (which may include a dividend), reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

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Protective Provisions.

So long as any shares of Series G Preferred Stock are outstanding, the Corporation shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the Holders of a majority of the then outstanding shares of Series G Preferred Stock:

(a) alter or change adversely the rights, preferences, powers or privileges of the Series G Preferred Stock, alter or amend this Certificate of Designation, or increase the authorized number of shares of Series G Preferred Stock;

(b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series G Preferred Stock;

(c) redeem, repurchase or otherwise acquire, or declare or pay any cash dividend or distribution on, any Junior Securities;

(d) increase the par value of the Common Stock;

(e) enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions; or

(f) cause or authorize any Subsidiary to engage in any of the foregoing actions.

Notwithstanding the foregoing, no change pursuant to this Section 8 shall be effective to the extent that, by its terms, it applies to less than all of the Holders of shares of Series G Preferred Stock then outstanding.

Miscellaneous.

(l)     Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth in the Corporation’s filings with the Commission or to the facsimile number provided in the Corporation’s filings with the Commission, or such other facsimile number or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 9. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the signature page of the Purchase Agreement, or such other address as may be designated by such Holder in accordance with this Section 9(a). Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9 prior to 5:30 p.m. (New York City time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9 between 5:30 p.m. and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

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(m) Lost or Mutilated Series G Preferred Stock Certificate. If a Holder’s Series G Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series G Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation. However, the Corporation shall not be obligated to reissue such mutilated, lost, stolen or destroyed Series G Preferred Stock certificate if the Holder contemporaneously requests the Corporation to convert such Preferred Stock

(n)   Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws of that or any other jurisdiction. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Certificate of Designation or the Purchase Agreement and any related schedule, exhibit, annex or other document (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of Wilmington, State of Delaware (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby.

(o)   Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holder. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing.

(p)   Severability. If any provision of this Certificate of Designation is determined to be invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any dividend, interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of such dividend or interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

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(q)   Next Business Day. Whenever any payment or other obligation hereunder shall be due on a calendar day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(r)     Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(s)    Status of Converted or Redeemed Series G Preferred Stock. Shares of Series G Preferred Stock may only be issued pursuant to the Purchase Agreement and any related document. If any shares of Series G Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series G 1.5% Convertible Preferred Stock.

*********************

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of Preferences, Rights and Limitations of the Series G 1.5% Convertible Preferred Stock this ___ day of __________ 2014.

CORTEX PHARMACEUTICALS, INC.

Name: Arnold S. Lippa
Title: Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert Shares of SERIES G Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series G 1.5% Convertible Preferred Stock indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the applicable Purchase Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series G Preferred Stock to be Converted:

Stated Value of shares of Series G Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Conversion Price:

Address for Delivery:

or

DWAC Instructions:

Broker no:
Account no:

[HOLDER]

By:
Name:
Title:

EXHIBIT B

WRITTEN CONSENT OF

STOCKHOLDERS

WRITTEN CONSENT

OF

THE STOCKHOLDERS

OF

CORTEX PHARMACEUTICALS, INC.

The undersigned, being stockholders holding a majority of the voting power of shares of Common Stock and Series G Preferred Stock (voting together as a single class) of Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), acting by written consent without a meeting pursuant to Section 228 of the Delaware General Corporation Law, do hereby consent to the adoption of the following resolutions and direct that this consent be filed with the minutes of the proceedings of the stockholders of the Corporation:

WHEREAS, the board of directors (the “Board”) of the Corporation has determined that it is advisable and in the best interests of the Corporation to amend the Second Restated Certificate of Incorporation of the Corporation to increase the number of shares of authorized stock which the Corporation has the authority to issue to 1,405,000,000; and

WHEREAS, the Board has declared it advisable and in the best interests of the Corporation to adopt the Cortex Pharmaceuticals, Inc. 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan in the form attached as Exhibit A hereto.

NOW THEREFORE LET IT BE:

RESOLVED, the number of shares of authorized stock which the Corporation has the authority to issue to shall be increased to 1,405,000,000; and

RESOLVED, that the Certificate of Amendment to the Second Restated Certificate of Incorporation of the Corporation in the form attached as Exhibit B hereto (the “Certificate of Amendment”) is hereby adopted and approved.

RESOLVED, that the Cortex Pharmaceuticals, Inc. 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan in the form attached as Exhibit A hereto, is hereby adopted and approved.

This Written Consent may be signed in two or more counterparts, each of which shall be deemed an original, and all of which shall be deemed one instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned stockholders have duly executed this Written Consent as of _______ __, 2014.

Stockholder
Name:
Date:

Stockholder

By:
Name:
Title:

Date:

Exhibit A

2013 Equity Incentive Plan

CORTEX PHARMACEUTICALS, INC.

2014 EQUITY, EQUITY-LINKED AND EQUITY DERIVATIVE INCENTIVE PLAN

This 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan (the “Plan”) is hereby established and adopted this [ ] day of February, 2014 (the “Effective Date”) by Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

1. Purposes of the Plan. The purposes of this 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan (the “Plan”) are to attract and retain qualified employees and officers, (collectively, employees and officers are referred to herein as “Employees” as defined in more detailed below), directors, consultants, advisors and other service providers (collectively, directors, consultants, advisors and other service providers are referred to herein as “Consultants” as defined in more detail below) upon whose initiative, judgment and effort the successful conduct and development of the Company is dependent, and to provide additional incentive to those Employees and Consultants, and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder or Non-Statutory Stock Options (also, referred to as Non-Qualified Stock Options). Restricted Stock, Stock Appreciation Rights and Phantom Stock may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a)                “Administrator” means the Committee.

(b)               “Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

(c)                “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, any Stock Exchange rules or regulations, and the applicable laws, rules or regulations of any other country or jurisdiction where Options, Restricted Stock, Stock Appreciation Rights or Phantom Stock are granted under the Plan or Participants reside or provide services, as such laws, rules, and regulations shall be in effect from time to time.

(d)               “Award” means any award of an Option, Restricted Stock, Stock Appreciation Right or Phantom Stock under the Plan.

(e)                “Award Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Award granted under the Plan and includes any documents attached to or incorporated into such Award Agreement, including, but not limited to, a notice of grant and a form of exercise notice.

(f)                “Board” means the Board of Directors of the Company.

(g)               “Cashless Exercise” means, to the extent that an Award Agreement so provides and as permitted by Applicable Law, a program approved by the Committee in which a Participant may exercise an Option by directing the Company to deduct from the Shares issuable upon exercise of his or her Option a number of Shares having an aggregate Fair Market Value equal to the sum of the aggregate exercise price therefor plus the amount of the Participant’s minimum tax withholding (if any), unless such Participant elects to reimburse the Company for such minimum tax withholding amounts in cash, whereupon the Company shall issue to the Participant the net remaining number of Shares after such deductions.

(h)               “Cause” for termination of a Participant’s Continuous Service Status will exist (unless another definition is provided in an applicable Award Agreement, employment agreement or other applicable written agreement) if the Participant’s Continuous Service Status is terminated for any of the following reasons: (i) any material breach by Participant of any material written agreement between Participant and the Employer and Participant’s failure to cure such breach within the time prescribed in such written agreement or in the event no such time is prescribed, then within 30 days after receiving written notice thereof; (ii) any failure by Participant to comply with the Employer’s material written policies or rules as they may be in effect from time to time; (iii) neglect or persistent unsatisfactory performance of Participant’s duties and Participant’s failure to cure such condition within 30 days after receiving written notice thereof; (iv) Participant’s repeated failure to follow reasonable and lawful instructions from the individual or group of individuals to whom he or she reports and Participant’s failure to cure such condition within 30 days after receiving written notice thereof; (v) Participant’s conviction of, or plea of guilty or nolo contendere to, any crime that results in, or is reasonably expected to result in, material harm to the business or reputation of the Employer; (vi) Participant’s commission of or participation in an act of fraud against the Employer; (vii) Participant’s intentional material damage to the Company’s business, property or reputation; or (viii) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Employer or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Employer. For purposes of clarity, a termination without “Cause” does not include any termination that occurs as a result of Participant’s death or Disability. The determination as to whether a Participant’s Continuous Service Status has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Employer’s ability to terminate a Participant’s employment or consulting relationship at any time. In the event that Section 2(h)(ii)-(viii) conflict with the terms of any written agreement between the Employer and the Participant, the terms of the written agreement shall supercede the terms of Sections 2(h)(ii)-(viii) of this Plan and shall be the determinant of Cause.

(i) “Change of Control” means (i) a sale of all or substantially all of the Company’s assets other than to an Excluded Entity (as defined below), (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than an Excluded Entity, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of a majority of the Company’s then outstanding voting securities. Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its purpose is to (A) change the jurisdiction of the Company’s incorporation, (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (C) obtain funding for the Company in a financing that is approved by the Company’s Board. An “Excluded Entity” means a corporation or other entity of which the holders of voting capital stock of the Company outstanding immediately prior to such transaction are the direct or indirect holders of voting securities representing at least a majority of the votes entitled to be cast by all of such corporation’s or other entity’s voting securities outstanding immediately after such transaction.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means one or more committees or subcommittees of the Board consisting of two (2) or more Directors (or such lesser or greater number of Directors as shall constitute the minimum number permitted by Applicable Laws to establish a committee or sub-committee of the Board) appointed by the Board to administer the Plan in accordance with Section 4 below. In the event a committee has not been established, the Board shall act as the Committee.

(l) “Common Stock” means the Company’s common stock, par value $0.001 per share, as adjusted pursuant to Section 10 below.

(m) “Company” means Cortex Pharmaceuticals, Inc., a Delaware corporation.

(n) “Consultant” means any person or entity, including an advisor but not an Employee, that renders, or has rendered, services to the Employer and is compensated for such services, and any Director whether compensated for such services or not.

(o) “Continuous Service Status” means that the Participant’s service with the Employer, whether as an Employee or Consultant, is not interrupted or terminated. The Participant’s Continuous Service Status shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Employer as an Employee or Consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service Status; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate will not constitute an interruption of Continuous Service Status. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service Status shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

(p) “Director” means a member of the Board of Directors of an Employer.

(q) “Disability” means “disability” within the meaning of Section 22(e)(3) of the Code.

(r) “Employee” means any person employed by the Employer, with the status of employment determined pursuant to such factors as are deemed appropriate by the Company in its sole discretion, subject to any requirements of Applicable Laws, including the Code; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. The payment by the Company of a director’s fee shall not be sufficient to constitute “employment” of such director by the Employer.

(s) “Employer” means the Company and any Affiliate thereof; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, Employer shall mean the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” on any given day shall be the value of one share of Common Stock determined as follows: (i) if the Common Stock is then listed or admitted to trading on a Nasdaq stock exchange or other stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq stock exchange or other principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq stock exchange or such other exchange on the next preceding day on which a closing sale price is reported, (ii) if the Common Stock is not then listed or admitted to trading on a Nasdaq stock market or other stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation, (iii) if neither (i) nor (ii) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith based upon a reasonable application of a reasonable valuation method in accordance with Section 409A of the Code, which determination shall be conclusive and binding on all interested parties.

(v) “Family Members” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

(w) “Incentive Stock Option” means an Option intended to, and which does, in fact, qualify as an incentive stock option within the meaning of Section 422 of the Code.

(x) “Listed Security” means any security of the Company that is listed or approved for listing on a Nasdaq stock exchange or other national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system including the OTC Markets.

(y) “Net Exercise” means, to the extent that an Award Agreement so provides and as permitted by Applicable Law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price plus the amount of the Participant’s minimum tax withholding (if any).

(z) “Non-Statutory Stock Option” means an Option that is not intended to, or does not, in fact, qualify as an Incentive Stock Option.

(aa) “Option” means a stock option granted pursuant to the Plan and may be either an Incentive Stock Option or a Non-Statutory Stock Option.

(bb) “Option Exchange Program” means a program approved by the Administrator, or the shareholders of the Company if required under Applicable Laws, whereby outstanding Options (i) are exchanged for Options with a lower exercise price, Restricted Stock, Stock Appreciation Rights, Phantom Stock, cash or other property or (ii) are amended to decrease the exercise price as a result of a decline in the Fair Market Value, in each case to the extent permitted by Applicable Laws.

(cc) “Optioned Stock” means Shares that are subject to an Option or that were issued pursuant to the exercise of an Option.

(dd) “Optionee” means an Employee or Consultant who receives an Option.

(ee) “Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(ff) “Phantom Stock” means the right of a Participant to receive cash compensation equal in amount to the multiplication of the number of Shares designated in the Award Agreement times the Fair Market Value on the date such cash compensation becomes payable as described in the Award Agreement. A Participant granted Phantom Stock pursuant to an Award Agreement does not have any voting rights or any rights to dividends or the assets of the Company or any other rights of any class of shareholder. Holders of Phantom Stock are not shareholders of the Company by virtue of holding Phantom Stock.

(gg) “Plan” means this 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan.

(hh) “Restricted Stock” means an Award pursuant to Section 8 below that grants the recipient a right to purchase or receive Shares that are subject to restrictions as determined by the Administrator and set forth in an Award Agreement. Upon the lapse of all such restrictions, the Shares will cease to be Restricted Stock for purposes of the Plan.

(ii) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(jj) “Share” means a share of Common Stock, as adjusted in accordance with Section 10 below.

(kk) “Stock Appreciation Right” means the right of a Participant to receive cash compensation equal in amount to the multiplication of the number of Shares designated in the Award Agreement times the Fair Market Value on the date such cash compensation becomes payable minus the number of Shares designated in the Award Agreement times the Fair Market Value on the date of Award Agreement. A Participant granted Stock Appreciation Rights pursuant to an Award Agreement does not have any voting rights or any rights to dividends or the assets of the Company or any other rights of any class of shareholder. Holders of Stock Appreciation Rights are not shareholders of the Company by virtue of holding Stock Appreciation Rights.

(ll) “Stock Exchange” means any stock exchange, including any Nasdaq Stock Exchange or any other stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time including the OTC Markets.

(mm) “Ten Percent Holder” means a person who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate measured as of an Award’s date of grant.

3. Stock Subject to the Plan. Subject to the provisions of Section 10 below, the maximum aggregate number of Shares that may be issued under the Plan is 105,633,002 Shares, all of which Shares may be issued under the Plan pursuant to Incentive Stock Options or which may be issued pursuant to Non-Statutory Stock Options, or as Restricted Shares. The Shares issued under the Plan may be authorized, but unissued, or reacquired Shares. If an Award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unissued Shares that were subject thereto shall, unless the Plan shall have been terminated, continue to be available under the Plan for issuance pursuant to future Awards. In addition, any Shares which are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future Awards. Shares issued under the Plan and later forfeited to the Company due to the failure to vest by the Company at the original purchase price paid to the Company for the Shares (including, without limitation, upon forfeiture to the Company in connection with the termination of a Participant’s Continuous Service Status) shall again be available for future grant under the Plan. Notwithstanding the foregoing, subject to the provisions of Section 10 below, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the number set forth in the first sentence of this Section 3 plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated there under, any Shares that again become available for issuance pursuant to the remaining provisions of this Section 3.

4. Administration of the Plan.

(a)                General. The Plan shall be administered by the Committee. If permitted by Applicable Laws, the Committee may authorize one or more officers of the Company to make Awards under the Plan to Employees and Consultants (who are not subject to Section 16 of the Exchange Act) within parameters specified by the Committee.

(b)               Committee Composition. The Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and dissolve a Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3 or Section 162(m) of the Code, to the extent permitted or required by such provisions.

(c)                Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority, in its sole discretion: (i) to determine the Fair Market Value in accordance with Section 2(u) above, provided that such determination shall be applied consistently with respect to Participants under the Plan; (ii) to select the Employees and Consultants to whom Awards may from time to time be granted; (iii) to determine the number of Shares to be covered by each Award; (iv) to approve the form(s) of agreement(s) and other related documents used under the Plan; (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when Awards may vest and/or be exercised (which may be based on performance criteria), the circumstances (if any) when vesting will be accelerated or forfeiture restrictions will be waived, and any restriction or limitation regarding any Award, Optioned Stock, or Restricted Stock or Stock Appreciation Right or Phantom Stock; (vi) to amend any outstanding Award or agreement related to any Optioned Stock or Restricted Stock or Stock Appreciation Right or Phantom Stock, including any amendment adjusting vesting (e.g., in connection with a change in the terms or conditions under which such person is providing services to the Company), provided that no amendment shall be made that would materially and adversely affect the rights of any Participant without his or her consent; (vii) to determine whether and under what circumstances an Option may be settled in cash under Section 7(c)(iii) below instead of Common Stock; (viii) subject to Applicable Laws, to implement an Option Exchange Program and establish the terms and conditions of such Option Exchange Program without consent of the holders of capital stock of the Company, provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Participant shall be made without his or her consent; (ix) to approve addenda pursuant to Section 17 below or to grant Awards to, or to modify the terms of, any outstanding Award Agreement or any agreement related to any Optioned Stock or Restricted Stock, or Stock Appreciation Right or Phantom Stock held by Participants who are foreign nationals or employed outside of the United States with such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in this Plan to the extent necessary or appropriate to accommodate such differences; and (x) to construe and interpret the terms of the Plan, any Award Agreement and any agreement related to any Optioned Stock or Restricted Stock, Stock Appreciation Right or Phantom Stock, which constructions, interpretations and decisions shall be final and binding on all Participants.

(d)               Indemnification. To the maximum extent permitted by Applicable Laws, each member of the Committee (including officers of the Company, if applicable), or of the Board, as applicable, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions of any Award except for actions taken in bad faith or failures to act in bad faith, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend any such claim, action, suit or proceeding before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any other power that the Company may have to indemnify or hold harmless each such person.

5. Eligibility.

(a)                Recipients of Grants. Non-Statutory Stock Options, Restricted Stock, Stock Appreciation Rights and Phantom Stock may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees.

(b)               Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option.

(c)                ISO $100,000 Limitation. Notwithstanding any designation under Section 5(b) above, to the extent that the aggregate Fair Market Value of Shares with respect to which options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any parent or subsidiary) exceeds $100,000, such excess options shall be treated as Non-Statutory Stock Options. For purposes of this Section 5(c), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an incentive stock option shall be determined as of the date of the grant of such option.

(d)               No Employment Rights. Neither the Plan nor any Award shall confer upon any Employee or Consultant any right with respect to continuation of an employment or consulting relationship with the Employer, nor shall it interfere in any way with such Employee’s or Consultant’s right or the Employer’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

6. Term of Plan. The Plan shall become effective upon its adoption by the Board and shall continue in effect for a term of 10 years unless sooner terminated under Section 13 below. The adoption of this Plan shall not serve to terminate the Company’s 2006 Incentive Stock Plan, as amended from time-to-time.

7. Options.

(a)                Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than 10 years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be 5 years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

(b)               Option Exercise Price and Consideration.

(i)                 Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following: (1) in the case of an Incentive Stock Option: (i) granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value on the date of grant; (ii) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value on the date of grant; and (2) in the case of a Non-Statutory Stock Option the per Share exercise price shall be such price as is determined by the Administrator, provided that, if the per Share exercise price is less than 100% of the Fair Market Value on the date of grant, it shall otherwise comply with all Applicable Laws, including Section 409A of the Code.

(ii)               Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option and to the extent required by Applicable Laws, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3) other previously owned Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised; (4) a Cashless Exercise; (5) a Net Exercise; (6) such other consideration and method of payment permitted under Applicable Laws; or (7) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

(c)                Exercise of Option.

(i)                 General.

(1)               Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Employer, and/or the Optionee.

(2)               Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.

(3)               Procedures for and Results of Exercise. An Option shall be deemed exercised when written notice of such exercise has been received by the Company in accordance with the terms of the Award Agreement by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised and has paid, or made arrangements to satisfy, any applicable taxes, withholding, required deductions or other required payments in accordance with Section 9 below. The exercise of an Option shall result in a decrease in the number of Shares that thereafter may be available under the Plan and the Option by the number of Shares as to which the Option is exercised.

(4)               Rights as Holder of Capital Stock. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock is issued, except as provided in Section 10 below.

(ii)               Termination of Continuous Service Status. The Administrator shall establish and set forth in the applicable Award Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. To the extent that an Award Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status, the following provisions shall apply:

(1)               General Provisions. Except as otherwise provide in an Award Agreement or by the Administrator at a later date (in accordance with the terms of the Plan), if the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified below, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to this Section 7).

(2)               Termination other than Upon Disability or Death or for Cause. In the event of termination of an Optionee’s Continuous Service Status other than under the circumstances set forth in the subsections (3) through (5) below, such Optionee may exercise any outstanding Option at any time within 12 month(s) following such termination to the extent the Optionee is vested in the Optioned Stock as of the date of such termination or to any greater extent as determined by the Administrator.

(3)               Disability of Optionee. In the event of termination of an Optionee’s Continuous Service Status as a result of his or her Disability, such Optionee may exercise any outstanding Option at any time within one year following such termination to the extent the Optionee is vested in the Optioned Stock as of the date of such termination or to any greater extent as determined by the Administrator.

(4)               Death of Optionee. In the event of termination of an Optionee’s Continuous Service Status as a result of his or her death or in the event of the Optionee’s death during the exercise period set forth in subsections (2) or (3) above, the Option may be exercised by any beneficiaries designated in accordance with Section 15 below, or if there are no such beneficiaries, by the Optionee’s estate, or by a person who acquired the right to exercise the Option by bequest or inheritance, at any time until the expiration date of the Option, but only to the extent the Optionee is vested in the Optioned Stock as of the date of such death or to any greater extent as determined by the Administrator.

(5)               Termination for Cause. In the event of termination of an Optionee’s Continuous Service Status for Cause, any outstanding Option (including any vested portion thereof) held by such Optionee shall immediately terminate in its entirety upon first notification to the Optionee of termination of the Optionee’s Continuous Service Status for Cause. If an Optionee’s Continuous Service Status is suspended pending an investigation of whether the Optionee’s Continuous Service Status will be terminated for Cause, all the Optionee’s rights under any Option, including the right to exercise the Option, shall be suspended during the investigation period.

(iii)             Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

8. Restricted Stock, Stock Appreciation Rights and Phantom Stock.

(a)                Rights to Purchase. When a right to purchase or receive Restricted Stock, any Stock Appreciation Right or any Phantom Stock is granted under the Plan, the Company shall advise the recipient in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, if any (which shall be as determined by the Administrator, subject to Applicable Laws, including any applicable securities laws), and the time within which such person must accept such offer. The permissible consideration for Restricted Stock shall be determined by the Administrator and shall be the same as is set forth in Section 7(b)(ii) above with respect to exercise of Options. The offer to purchase Shares shall be accepted by execution of an Award Agreement in the form determined by the Administrator. In the case of Stock Appreciation Rights and Phantom Stock, there shall be no right or obligation on the part of the Participant to purchase such Stock Appreciation Right or Phantom Stock. Such grants shall have a zero dollar purchase price to the Participant.

(b)               Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Award Agreements need not be the same with respect to each Participant.

(c)                Rights as a Holder of Capital Stock. Once the Restricted Stock is purchased (or if the Restricted Stock has no purchase price, once the Restricted Stock is granted), but not in respect to Stock Appreciation Rights or Phantom Stock, the Participant shall have the rights equivalent to those of a holder of capital stock, and shall be a record holder when his or her purchase and the issuance of the Shares is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is purchased, except as provided in Section 10 below. Participants who hold or have received cash compensation in respect to Stock Appreciation Rights or Phantom Stock shall never have rights as holders of capital stock in respect to such Participants’ Stock Appreciation Rights or Phantom Stock.

9. Taxes.

(d)   As a condition of the grant, vesting and exercise of an Award, the Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable U.S. federal, state, local or foreign tax, withholding, and any other required deductions or payments that may arise in connection with such Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(e)    The Administrator may, to the extent permitted under Applicable Laws, permit a Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) to satisfy all or part of his or her tax, withholding, or any other required deductions or payments by Cashless Exercise, Net Exercise, or by surrendering Shares (either directly or by stock attestation) that he or she previously acquired; provided that, unless specifically permitted by the Company, any such Net Exercise must be an approved broker-assisted Net Exercise or the Shares withheld in the Cashless Exercise or Net Exercise must be limited to avoid financial accounting charges under applicable accounting guidance and any such surrendered Shares must have been previously held for any minimum duration required to avoid financial accounting charges under applicable accounting guidance. Any payment of taxes by surrendering Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

10. Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a)                Changes in Capitalization. Subject to any action required under Applicable Laws by the holders of capital stock of the Company, (i) the numbers and class of Shares or other stock or securities: (x) available for future Awards under Section 3 above and (y) covered by each outstanding Award, and (ii) the exercise price per Share of each such outstanding Option, shall be automatically proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, combination, consolidation, reclassification of the Shares or subdivision of the Shares. In the event of any increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, a declaration of an extraordinary dividend with respect to the Shares payable in a form other than Shares in an amount that has a material effect on the Fair Market Value, a recapitalization (including a recapitalization through a large nonrecurring cash dividend), a rights offering, a reorganization, merger, a spin-off, split-up, change in corporate structure or a similar occurrence, the Administrator shall make appropriate adjustments, in its discretion, in one or more of (i) the numbers and class of Shares or other stock or securities: (x) available for future Awards under Section 3 above and (y) covered by each outstanding Award, and (ii) the exercise price per Share of each outstanding Option, and any such adjustment by the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. If, by reason of a transaction described in this Section 10(a) or an adjustment pursuant to this Section 10(a), a Participant’s Award Agreement or agreement related to any Optioned Stock or Restricted Stock or Stock Appreciation Right or Phantom Stock covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or agreement related to the Optioned Stock, Restricted Stock, Stock Appreciation Right or Phantom Stock in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award, Optioned Stock, Restricted Stock, Stock Appreciation Right or Phantom Stock prior to such adjustment.

(b)               Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c)                Corporate Transactions. In the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding capital stock (a “Corporate Transaction”), each outstanding Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner unless such treatment is described or defined in the Award Agreement. Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following in the event of a Corporate Transaction: (A) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or equity awards for such Awards; (D) the cancellation of such Awards in exchange for a payment to the Participants equal to the excess of (1) the Fair Market Value of the Shares subject to such Awards as of the closing date of such Corporate Transaction over (2) the exercise price or purchase price paid or to be paid for the Shares subject to the Awards; or (E) the cancellation of any outstanding Options or an outstanding right to purchase Restricted Stock, in either case, for no consideration.

11. Non-Transferability of Awards.

(a)                General. Except as set forth in this Section 11, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. With respect to Restricted Stock, these restrictions will lapse at such time or times, and on such conditions, as the Administrator may specify in the Award Agreement. The designation of a beneficiary by a Participant will not constitute a transfer. An Option may be exercised, during the lifetime of the holder of the Option, only by such holder or a transferee permitted by this Section 11.

(b)               Limited Transferability Rights. Notwithstanding anything else in this Section 11, the Administrator may in its sole discretion provide that any Non-Statutory Stock Options, Stock Appreciation Rights and Phantom Stock may be transferred by instrument to an inter vivos or testamentary trust in which such Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to Family Members. Further, beginning with (i) the period when the Company begins to rely on the exemption described in Rule 12h-1(f)(1) promulgated under the Exchange Act, as determined by the Board in its sole discretion, and (ii) ending on the earlier of (A) the date when the Company ceases to rely on such exemption, as determined by the Board in its sole discretion, or (B) the date when the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, an Option, or prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than, with respect to Non-Statutory Stock Options, to (i) persons who are Family Members through gifts or domestic relations orders, or (ii) to an executor or guardian of the Participant upon the death or disability of the Participant. Notwithstanding the foregoing sentence, the Board, in its sole discretion, may permit transfers of Non-Statutory Stock Options, Stock Appreciation Rights or Phantom Stock to the Company or in connection with a Change of Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f).

(c)                Registration of Underlying Stock. Upon becoming legally permitted to file an S-8 registration statement with respect to the shares underlying any Awards, the Company shall use its reasonable best efforts to file such an S-8 registration statement as soon as reasonably practical.

12. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator.

13. Amendment and Termination of the Plan. The Board may at any time amend or terminate the Plan, but, except as otherwise provided in Section 10, no amendment or termination shall be made that would materially and adversely affect the rights of any Participant under any outstanding Award, without his or her consent. In addition, to the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain the approval of holders of capital stock with respect to any Plan amendment in such a manner and to such a degree as required.

14. Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of any Option or purchase of any Restricted Stock, the Company may require the person exercising the Option or purchasing the Restricted Stock to represent and warrant at the time of any such exercise or purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is advisable or required by Applicable Laws. Shares issued upon exercise of Options or purchase of Restricted Stock prior to the date, if ever, on which the Common Stock becomes a Listed Security shall be subject to a right of first refusal in favor of the Company pursuant to which the Participant will be required to offer Shares to the Company before selling or transferring them to any third party on such terms and subject to such conditions as is reflected in the applicable Award Agreement.

15. Beneficiaries. If permitted by the Company, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. Except as otherwise provided in an Award Agreement, if no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate or to any person who has the right to acquire the Award by bequest or inheritance.

16. Approval of Holders of Capital Stock. Continuance of the Plan shall be subject to approval by the holders of capital stock of the Company within 12 months before or after the date the Plan is adopted or, to the extent required by Applicable Laws, any date the Plan is amended. Such approval shall be obtained in the manner and to the degree required under Applicable Laws.

17. Addenda. The Administrator may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Employees or Consultants, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.

18. Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of Shares acquired upon exercise of an Incentive Stock Option within two years from the grant date of such Incentive Stock Option or within one year after the issuance of the Shares acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.

19. Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

20. Information to Holders of Options. In the event the Company is relying on the exemption provided by Rule 12h-1(f) under the Exchange Act, the Company shall provide the information described in Rule 701(e)(3), (4) and (5) of the Securities Act of 1933, as amended, to all holders of Options in accordance with the requirements thereunder until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Company may request that holders of Options agree to keep the information to be provided pursuant to this Section confidential. If the holder does not agree to keep the information to be provided pursuant to this Section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h-1(f)(1) of the Exchange Act.

ADDENDUM A

TO

2014 EQUITY, EQUITY-LINKED AND EQUITY DERIVATIVE INCENTIVE PLAN

(For California residents only, to the extent required by 25102(o))

This Addendum A to the 2014 Equity, Equity-Linked and Equity Derivative incentive Plan shall apply only to the Participants who are residents of the State of California and who are receiving an Award under the Plan. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this Addendum A. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by Applicable Laws, the following terms shall apply to all Awards granted to residents of the State of California, until such time as the Administrator amends this Addendum A or the Administrator otherwise provides.

(a)    The term of each Option shall be stated in the Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

(b)   If the Administrator makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”).

(c)    If a Participant ceases to be an Employee or Consultant for a reason other than death, Disability or an involuntary termination for Cause, such Participant may exercise his or her Option within such period of time as specified in the Award Agreement, which shall not be less than thirty (30) days following the date of the Participant’s termination, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement).

(d)   If a Participant ceases to be an Employee or Consultant as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as specified in the Award Agreement, which shall not be less than six (6) months following the date of the Participant’s termination, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).

(e)    If a Participant dies while an Employee or Consultant, the Option may be exercised within such period of time as specified in the Award Agreement, which shall not be less than six (6) months following the date of the Participant’s death, to the extent the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) by the Participant’s designated beneficiary, personal representative, or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.

(f)    No Award shall be granted to a resident of California more than ten (10) years after the earlier of the date of adoption of the Plan or the date the Plan is approved by the stockholders.

(g)   The Administrator will make any adjustments to an Award required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to the Award.

(h)   This Addendum A shall be deemed to be part of the Plan and the Administrator shall have the authority to amend this Addendum A in accordance with Section 14 of the Plan.

Exhibit B

Certificate of Amendment

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF CORTEX PHARMACEUTICALS, INC.

Cortex Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Second Restated Certificate of Incorporation filed with the Secretary of State on May 20, 2010 (the “Certificate of Incorporation”).

2. Article FOURTH (A)(1) of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

FOURTH: (A)(1) - AUTHORIZED CAPITAL. The total number of shares of capital stock which the Corporation has the authority to issue is 1,405,000,000 consisting of 1,400,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”), and 5,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).

3. This amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of

Amendment to be signed by Jeff Margolis, its Secretary, this ___ day of _________, 2014.

By:
Name:
Title:

EXHIBIT C

AMENDMENT TO CERTIFICATE

OF INCORPORATION

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF CORTEX PHARMACEUTICALS, INC.

Cortex Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Second Restated Certificate of Incorporation filed with the Secretary of State on May 20, 2010 (the “Certificate of Incorporation”).

2. Article FOURTH (A)(1) of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

FOURTH: (A)(1) - AUTHORIZED CAPITAL. The total number of shares of capital stock which the Corporation has the authority to issue is 1,405,000,000 consisting of 1,400,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”), and 5,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).

3. This amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of

Amendment to be signed by Jeff Margolis, its Secretary, this ___ day of _________, 2014.

By:
Name:
Title: